EXHIBIT 10.29

ASSET PURCHASE AGREEMENT

dated as of April 24, 2001

Between

JOHNSON & JOHNSON MEDICAL
DIVISION OF ETHICON, INC.,
as Seller,

and

OXBORO MEDICAL, INC.,

as Buyer

EXHIBITS

     Exhibit A – Schedule of Assets
     Exhibit B – Schedule of Excluded Assets
     Exhibit C – Schedule of Assumed Liabilities
     Exhibit D – Selected Employees
     Exhibit E – Severance Pay Plan Benefit Formula
     Exhibit F – Periods of Prior Service
     Exhibit G – 2001 Vacation

SCHEDULES

     Schedule 2.5 – Allocation of Purchase Price
     Schedule 3.5 – Required Consents
     Schedule 3.8 – Contracts and Commitments
     Schedule 3.11 – Business Intellectual Property
     Schedule 3.14 – Compliance with Environmental Laws
     Schedule 4.3 – Governmental Authorizations

ASSET PURCHASE AGREEMENT

             ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of April 24, 2001 (the “Effective Date”), by and between Johnson & Johnson Medical Division of Ethicon, Inc., a New Jersey Corporation (“Seller”) and Oxboro Medical, Inc., a Minnesota corporation (“Buyer”).

WITNESSETH:

             WHEREAS, Seller conducts a business which manufactures, sells and distributes the Products (as defined herein) to protect surgical instruments and supplies during sterilization and storage (the “Business”);

             WHEREAS, Buyer desires to purchase and assume from Seller, and Seller desires to sell and transfer to Buyer certain of the assets and liabilities of Seller relating to the Business, upon the terms and subject to the conditions set forth herein;

             NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I:  DEFINITIONS AND INTERPRETATIONS

Section 1.1.   Definitions.

             (a) As used in this Agreement, the following defined terms have the meanings indicated below:

             “Accounting Principles” means the Johnson & Johnson Accounting Policies as in effect on the date hereof.

             “Accounts Payable” means accounts payable to third parties in connection with finished goods and all materials necessary to manufacture such finished goods.

             “Accounts Receivable” means all trade accounts receivable and all notes, bonds and other evidences of indebtedness and rights to receive payments arising out of sales occurring in the conduct of the Business, including any rights of Seller with respect to any third party collection procedures or any other actions which have been commenced in connection therewith.

             “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls or is  controlled by or is under common control with such Person.

             “Assets” means the property described on the Schedule of Assets attached hereto as Exhibit A and the Patents and the Trademarks, but specifically excluding the Excluded Assets, with only such changes therein between the date hereof and the Closing Date as shall have occurred in the ordinary course of business in transactions consistent with Seller’s representations, warranties, covenants and agreements set forth herein.

             "Assumed Agreements" means all contracts, contract rights, leases, licenses, bids, purchase orders, consulting agreements, commitments and other agreements relating solely to the operation and conduct of the Business, or any of the Assets, including, without limitation, the contracts and commitments set forth on Schedule 3.8, and all agreements as are entered into in the ordinary course of business of the Business from the date hereof through the Closing Date.

             "Assumed Liabilities" means the obligations and liabilities described on the Schedule of Assumed Liabilities attached hereto as Exhibit C.

             “Confidentiality Agreement” means the Confidentiality Agreement between Buyer and Cleary & Oxford Associates on behalf of Seller dated November 29, 2000.

             "Damages" means losses, liabilities, damages, deficiencies, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses and court costs, where applicable).

             "Employee Benefit Plan" means (i) any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended), whether a single employer, a multiple employer or a multiemployer plan, including each related trust, custodial account or insurance contract, or (ii) any other plan, policy, program, practice or arrangement providing compensation or benefits, including, without limitation, retirement, pension, profit sharing, vacation, holiday, medical, severance, disability, death, incentive compensation, stock option, or stock purchase or other similar benefits, whether written or unwritten.

             "Environmental Law" means applicable federal, state, local or foreign law relating to the protection of the environment or the use, storage, handling, production, disposal, discharge, control or clean-up of any hazardous substances, materials or wastes and which terms, for purposes of this definition (n), are defined by the U.S. Environmental Protection Regulations.

             "Excluded Assets" means the property described on the Schedule of Excluded Assets attached hereto as Exhibit B.

             "Excluded Liabilities" means the following liabilities and obligations of Seller and its Affiliates, which are not to be assumed by Buyer hereunder:

             i) all liabilities and obligations arising primarily out of or relating to primarily the Excluded Assets;

             ii) all accounts payable outstanding on the Closing Date attributable to the Business due to Affiliates of Seller and any third parties unless representing prepayments for goods or services to be rendered in the future;

             iii) all liabilities and obligations of Seller or any Affiliate for Taxes for any taxable period, or portion thereof, ending on or before the Closing Date;

             iv) all other liabilities and obligations for which Seller has assumed responsibility pursuant to this Agreement.

             “Financial Statements” means the statements of Direct Assets and Warranty Liability for the STERION® Sterilization Container System Business of Johnson & Johnson, as of January 2, 2000 and January 3, 1999 and the related statements of Direct Revenues and Expenses for the periods then ended.

             “Intellectual Property” means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, internet domain names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations and renewals in connection therewith, (d) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (e)  all other proprietary rights and (f) all copies and tangible embodiments thereof (in whatever form or medium).

             “Jacksonville Facility” means Seller’s manufacturing facility, which is leased pursuant to the Lease Agreement between Johnson & Johnson Medical Division of Ethicon, Inc. and Robert Nichols, dated as of December 30, 1992, and located in Jacksonville, Texas.

             “Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance in respect of such property or asset.

              “Material Adverse Change” and “Material Adverse Effect” means any event or situation that has a material adverse change or effect, respectively, on the business, operations, assets, liabilities, results of operations, cash flows or financial condition of the Business taken as a whole, except any such effect resulting from or arising in connection with (i) this Agreement or the transactions contemplated hereby, (ii) changes or conditions affecting the sterilization container industry generally, (iii) changes in economic, regulatory or political conditions generally, or (iv) resignations or departures of Employees.

             “Net Inventory” means as of a particular date the total book value, net of applicable reserves, of all finished Products held for sale, work-in-process, Product-specific raw materials and supplies and trial sized Products used for sampling, in each case, that are held or used exclusively in connection with the manufacture, marketing or sale of the Products.

             “Patents” means, collectively, any patents and patent applications in any country used exclusively in the Business together with all reissues, continuations, revisions and extensions thereof, as listed on Schedule 3.11 hereto.

             “Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

             “Products” means the rigid sterilization containers (including the container lids, bases and trays) and the filters that are used with such containers, each as manufactured by Seller on the date hereof.

             “Seller’s Knowledge” means any facts or circumstances known to Seller.

             “Tax” and “Taxes” means all present or future taxes, charges, fees, levies, or other assessments including, without limitation, income, excise, property, value added, real estate, sales, payroll, transfer, and franchise taxes imposed by any federal, state, county, or local government, or a subdivision or agency thereof.  Such term shall include any interest, penalties, or additions payable in connection with such taxes, charges, fees, levies, duties, or other assessments.

             "Trademarks" means all of Seller’s right, title and interest in and to the STERION and ULTRALLOY trademarks, together with any registrations and applications for registrations therefor as set forth on Schedule 3.11.

             (b)        Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreed Rate	2.4(c)
Allocation	2.5
Business Intellectual Property	3.11(a)
Buyer’s Accountants	2.4(a)(i)
Buyer’s Price Adjustment Statement	2.4(a)(i)
Buyer’s Representatives	Article III
Claim	10.5
Closing	2.1
Closing Date	2.1
Continuing Employee	8.1
CPR	12.12(a)
Indemnified Party	10.5
Indemnifying Party	10.5
Negative Purchase Price Adjustment	2.4(b)
Notice of Disagreement	2.4(a)(iii)
Positive Purchase Price Adjustment	2.4(b)
Purchase Price	2.3
Purchase Price Adjustment Due Date	2.4(c)
Required Consents	3.5
Released Employee	8.1
SEC	7.3
Selected Employee	8.1
Seller Mark	6.3
Seller’s Accountants	2.4(a)(ii)
Seller’s Price Adjustment Statement	2.4(a)(ii)
Seller’s Representatives	6.2
Transition Employee	8.8

Section 1.2.  Interpretation.

             (a)  Unless otherwise provided herein all monetary values stated herein are expressed in United States currency.

             (b)  Each accounting term set forth herein and not otherwise defined has the meaning accorded it under generally accepted accounting principles in the United States as applied on a consistent basis by Seller.

             (c)  Any statute, statutory instrument, regulation, bylaw or other requirement of U.S. federal, state or local law and any U.S. legal term for any action, remedy, method of judicial proceeding, legal documents, legal status, procedure, court, official or any legal concept or doctrine or other expression shall in respect of any non-U.S. jurisdiction be deemed to include that which most nearly approximates in such non-U.S. jurisdiction such U.S. statute, statutory instrument, regulation, bylaw other requirement of law or legal term.

ARTICLE II:  CLOSING

Section 2.1.  Closing.

             The closing of the purchase and sale of the Assets and the assumption of the Assumed Liabilities (the “Closing”) shall take place at the offices of Johnson & Johnson, One Johnson & Johnson Plaza, New Brunswick, New Jersey, at 10:00 A.M., local time, on May 25, 2001 or at such other place and time as the parties may mutually agree (the “Closing Date”).  Purchaser specifically acknowledges that time is of the essence because Seller’s intention to exit the Business is or will become known to its employees, customers, suppliers and others having dealings with Seller.  Notwithstanding the foregoing, if the Closing fails to occur by June 29 ,  2001, then Seller, in addition to any other rights it may have, shall have the right, exercisable by written notice to Buyer, to terminate this Agreement, said termination to be effective upon the date set forth in such notice.

Section 2.2.  Conveyance.

             On the Closing Date and subject to the terms and conditions of this Agreement, Seller shall sell, assign, transfer and deliver the Assets, and assign and transfer the Assumed Liabilities, to Buyer, and Buyer shall purchase and acquire the Assets, and assume the Assumed Liabilities, from Seller.

Section 2.3.  Purchase Price.

             In consideration of the sale, assignment, transfer and delivery of the Assets to be sold, assigned, transferred and delivered pursuant to this Agreement, Buyer shall pay to Seller an amount equal to US$2,700,000.00 (the “Purchase Price”) in immediately available funds.

Section 2.4.  Purchase Price Adjustment.

             For the purposes of clarification only, Seller is retaining all Accounts Payable and Accounts Receivable of the Business and the only purchase price adjustment after Closing will be the adjustment of the Net Inventory pursuant to this Section 2.4.

(a)
             (i) Within sixty (60) days after the Closing Date, Buyer shall cause its independent certified public accountants (“Buyer’s Accountants”) to prepare and deliver to Seller a statement, the (“Buyer’s Price Adjustment Statement”) setting forth the difference between the Net Inventory as of the Closing Date and $771,179.  In connection with the preparation of the Buyer’s Price Adjustment Statement, Buyer shall take and prepare a physical count of inventory included in the Assets as of the close of business on the Closing Date and Buyer’s Accountants shall observe and audit such physical count and deliver to Seller a certificate that the Buyer’s Price Adjustment Statement was prepared in accordance with the Accounting Principles.  Buyer shall cause Buyer’s Accountants to include with such certificate a copy of Buyer’s Accountants’ workpapers or otherwise make such workpapers available for review by Seller and Seller’s Accountants.  If Buyer’s Accountants fail to deliver the Buyer’s Price Adjustment Statement to Seller within sixty (60) days after the Closing Date the Net Inventory shall be deemed to be an amount equal to $771,179, and this amount shall be final and binding upon the parties.

             (ii) If Buyer’s Accountants timely deliver the Buyer’s Price Adjustment Statement to Seller and Seller disagrees with it, Seller shall have the right to have its independent certified public accountants (“Seller’s Accountants”) prepare and deliver to Buyer within sixty (60) days after receipt of the Buyer’s Price Adjustment Statement its own Price Adjustment Statement (“Seller’s Price Adjustment Statement”) prepared in accordance with the Accounting Principles.  If Seller fails to deliver the Seller’s Price Adjustment Statement to Buyer within sixty (60) days after receipt of the Buyer’s Price Adjustment Statement, the Buyer’s Price Adjustment Statement shall be final and binding upon the parties.

             (iii) If Seller’s Accountants timely deliver the Seller’s Price Adjustment Statement to Buyer and Buyer fails to deliver a notice of disagreement (a “Notice of Disagreement”) with the Seller’s Price Adjustment Statement to Seller within thirty (30) days after receipt of the Seller’s Price Adjustment Statement, the Seller’s Price Adjustment Statement shall be final and binding upon the parties.

             (iv) If Buyer delivers a timely Notice of Disagreement to Seller, Buyer and Seller shall select other independent certified public accountants to be mutually agreed upon, who shall determine the Net Inventory at the Closing Date in accordance with the Accounting Principles, and that determination shall be binding upon both Buyer and Seller.

             For clarification, the Accounting Principles used to value the inventory shall be consistent with the methodology used in  the Financial Statements, a copy of which has previously been provided to Buyer. The fees and expenses of the certified independent accountants selected by both Buyer and Seller pursuant to Section 2.4(a)(iv) shall be borne one half each by Buyer and Seller.  Buyer and Seller acknowledge and agree that the provisions of Sections 12.12 and 12.13 shall not apply to disputes described in this Section 2.4(a).

             (b)  If the final Price Adjustment Statement discloses a positive net change to the specific items included therein, then the amount of such positive net change (the "Positive Purchase Price Adjustment") shall be added to the Purchase Price.  If the Price Adjustment Statement discloses a negative net change to the specific items included therein then the Purchase Price shall be reduced by the amount of such negative net change (the "Negative Purchase Price Adjustment").

             (c)  Not later than three (3) business days after the determination of the final Price Adjustment Statement (such third business day being the "Purchase Price Adjustment Due Date"), Buyer shall pay to Seller by wire transfer of immediately available funds to such bank account as Seller shall designate in writing to Buyer, the Positive Purchase Price Adjustment, if any, plus interest thereon from the Closing Date through the date of payment at the prime rate published by the Wall Street Journal as that rate may vary from time to time, or if that rate is no longer published, a comparable rate ("Agreed Rate").

             (d)  On or before the Purchase Price Adjustment Due Date, Seller shall pay to Buyer, by wire transfer of immediately available funds to such bank account as Buyer shall designate in writing to Seller, the Negative Purchase Price Adjustment, if any, plus interest thereon from the Closing Date through the date of payment at the Agreed Rate.

Section 2.5.  Allocation of Purchase Price.

             The parties agree that the Purchase Price shall be allocated as specified in Schedule 2.5 hereto.  In the event of any adjustment in the Purchase Price pursuant to Section 2.4, the amount of any such adjustment due to an increase or decrease in value of one of the categories as to which the Purchase Price has been allocated shall be allocated to or deducted from each such category of assets or liabilities in an amount equal to the actual increase or decrease occurring with respect to that particular category of asset or liability.  Buyer and Seller agree to (i) be bound by the allocation specified in Schedule 2.5 (the “Allocation”), (ii) act in accordance with the Allocation in the preparation of financial statements and filing of all Tax returns (including, without limitation, filing Form 8594 with its federal income Tax return for the taxable year that includes the date of the Closing) and (iii) take no position inconsistent with the Allocation for all Tax purposes.

Section 2.6.  Assumption of Liabilities.

             Buyer hereby agrees to assume the Assumed Liabilities as of the Closing Date.  Buyer shall perform and discharge all obligations under the Assumed Liabilities (including, without limitation, all Assumed Agreements) as and when such obligations become due and shall promptly reimburse Seller for the performance by Seller (or its Affiliates) of any such obligation the performance of which by Buyer is not accepted by the obligee in the exercise of such obligee's lawful rights.  After the Closing, Buyer shall pay all Assumed Liabilities as and when such obligations become due.

Section 2.7.  Instruments of Transfer.

             (a)  At the Closing, Buyer will deliver to Seller an agreement in form reasonably acceptable to Seller whereby Buyer assumes Seller's obligations with respect to Assumed Agreements, to the extent such obligations relate to activities under the Assumed Agreements occurring after the Closing Date.  Except as specifically provided in this Agreement, Buyer shall not assume or be obligated to pay, perform or otherwise discharge any Excluded Liabilities. Seller will deliver to Buyer at the Closing such bills of sale, assignments and other instruments of assumption and transfer, as Buyer shall reasonably request to effectively convey and transfer all of the Assets to be sold, assigned, transferred, or delivered hereunder; provided, however, with respect to the Trademarks, Seller will deliver to Buyer at Closing a general trademark assignment of the worldwide rights to the Trademarks, and Buyer will create, for post-Closing execution, the individual country assignments and associated documents to effect change of title to the Trademarks in a particular country.  All risk of loss with respect to the Assets (whether or not covered by insurance) shall be on the Seller up to the time of Closing, whereupon such risk of loss shall pass to Buyer.

             (b)  Buyer shall deliver to Seller at the Closing such instruments of assumption, in form reasonably satisfactory to Seller, as shall be effective to assure that Buyer will perform or reimburse Seller for the performance of the obligations described in Section 2.6.

Section 2.8.  Sales and Transfer Taxes and Fees.

             All applicable sales, transfer, documentary, use, filing, recording and other taxes and fees that may be levied on the sale, assignment, transfer or delivery of the Assets to be sold and transferred as provided herein shall be borne by Buyer.  Seller shall be responsible for federal and state taxes imposed for gains, if any, on the sale of Assets.

Section 2.9.  Non-Assignability of Assets.

             Nothing in this Agreement or any document delivered hereto shall be deemed to constitute or require an assignment or an attempt to assign any contract if the attempted assignment thereof, without the consent of the other party thereto, would constitute a breach thereof or materially adversely affect the rights of Seller and its assignee thereunder.  If, after Seller and Buyer shall have used all reasonable efforts to obtain such consents from any such Persons with respect to the assignment of one or more contracts that the parties mutually agree should be an Assumed Agreement, any such consent shall not have been obtained at or prior to the Closing, or the attempted assignment of such contract or agreement without such consent at the Closing would have a materially adverse effect on such rights or Buyer would not in fact receive such rights, Seller will cooperate with Buyer, at Buyer's expense in any reasonable arrangement designed to provide for Buyer the benefits thereunder.

ARTICLE III: REPRESENTATIONS AND WARRANTIES OF SELLER

             Buyer acknowledges and agrees that the Assets are sold “as is” and Buyer agrees to accept the Assets in the condition they are in on the Closing Date based on its own inspection, examination and determination with respect to all matters, and without reliance upon any express or implied representations or warranties of any nature made by, on behalf of or imputed to Seller, except as expressly set forth in this Article III.  Without limiting the generality of the foregoing, Buyer acknowledges that Seller makes no representation or warranty with respect to (i) any projections, estimates or budgets delivered or made available to Buyer of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Business or the future business and operations of the Business or (ii) any other information or documents made available to Buyer or its counsel, financial advisors, auditors and other authorized representatives (collectively, “Buyer’s Representatives”) with respect to the Business, except as expressly set forth in this Article III.   BUYER AGREES THAT THE REPRESENTATIONS AND WARRANTIES GIVEN HEREIN BY SELLER ARE IN LIEU OF, AND BUYER HEREBY EXPRESSLY WAIVES ALL RIGHTS TO, ANY IMPLIED WARRANTIES WHICH MAY OTHERWISE BE APPLICABLE BECAUSE OF THE PROVISIONS OF THE UNIFORM COMMERCIAL CODE OR ANY OTHER STATUTE, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

             Subject to the foregoing and except as set forth in the disclosure schedules attached hereto, Seller represents and warrants to Buyer as of the date hereof that:

Section 3.1.  Corporate Existence and Power.

             Seller is a division of Ethicon, Inc., a corporation duly organized, validly existing and in good standing under the laws of New Jersey, and has all requisite corporate power and all governmental licenses, authorizations, permits, consents and approvals required to carry on the Business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have a Material Adverse Effect.

Section 3.2.  Corporate Authorization.

             The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby are within Seller’s corporate powers and have been duly authorized by all necessary corporate action on the part of Seller.  This Agreement constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to general principles of equity and except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to creditors' rights.

Section 3.3.  Governmental Authorizations.

             The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or material filing with, any governmental body, agency or official other than any such action or filing as to which the failure to make or obtain would not have a Material Adverse Effect.

Section 3.4.  Noncontravention.

             The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the certificate of incorporation or bylaws of Seller, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree, except for any such violations which would not reasonably be expected to have a Material Adverse Effect, (iii) except as to matters which would not reasonably be expected to have a Material Adverse Effect and assuming the obtaining of all Required Consents, constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation or to a loss of any benefit relating to the Business to which Seller is entitled under any provision or any agreement or other instrument binding upon Seller or (iv) result in the creation or imposition of any Lien on any Assets, except for Permitted Liens.

Section 3.5.  Required Consents.

             Schedule 3.5 sets forth each agreement or instrument binding upon Seller requiring a consent or other action by any Person as a result of the execution, delivery and performance of this Agreement, except such consents or actions as would not, individually or in the aggregate have a Material Adverse Effect if not taken or received by the Closing Date (the “Required Consents”).

Section 3.6.  Financial Statements.

             Prior to the date hereof, Seller has delivered to Buyer true, complete and correct copies of the Financial Statements.  The Financial Statements, to Seller’s Knowledge, present fairly, in all material respects, the direct assets and warranty liability of the Business, as of January 2, 2000 and January 3, 1999 and the direct revenues and expenses of the Business for the periods then ended, in conformity with generally accepted accounting principles in the United States as described in Note 2 to the Financial Statements.

Section 3.7.  Compliance with Laws; Licenses and Permits.

             To Seller’s Knowledge, Seller’s conduct of the Business and use of the Assets are not in violation, in any material respect, of any applicable laws, rules, regulations or ordinances of any governmental authority, which violation would have a Material Adverse Effect.

Section 3.8.  Contracts and Commitments.

             (a) Schedule 3.8 hereto identifies each written contract, agreement or commitment of Seller currently in effect which is material to the operation of the Business, and which (i) has an unexpired term greater than twelve months or (ii) requires aggregate future payments in excess of $50,000 by Seller or the other party thereto or (iii) is the lease for the manufacturing site for the Business; except for purchase or sales orders, those contracts, agreements or commitments for the purchase or sale of goods or services entered into in the ordinary course of the Business and any non-disclosure or confidentiality agreements.

             (b)  Each of the contracts listed on Schedule 3.8 constitutes a valid and binding agreement of Seller (subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles) and is in full force and effect.  Seller is not in, nor, to the best of Seller's Knowledge, alleged to be in, breach or default under, any of the Contracts and, to the best of Seller's Knowledge, no other party to any of the Contracts is in breach or default thereunder, except in each case, such defaults or breaches which would not have a Material Adverse Effect.

Section 3.9.  Litigation.

             To Seller’s Knowledge, there is no action, suit, investigation or proceeding pending threatened against the Business before any court or arbitrator or any governmental body, agency or official which, if determined adversely against Seller, would have a Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

Section 3.10.  Compliance with Laws and Court Orders.

             To Seller’s Knowledge, Seller is not in violation of any law, rule, regulation, judgment, injunction, order or decree applicable to the Assets or the conduct of the Business, except for violations that have not had and could not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.11.  Intellectual Property.

             (a) Seller owns or has sufficient rights to use the intellectual property set forth on Schedule 3.11(a) (collectively, the “Business Intellectual Property”).  To Seller’s Knowledge, there are no adverse third party actions pending against Seller in any court alleging that the Business Intellectual Property infringes upon the intellectual property rights of a third party.

             (b)  Schedule 3.11(b) sets forth a list of all licenses, sublicenses and other agreements to which Seller is a party and pursuant to which any person is authorized to use any of the Business Intellectual Property.

             (c)  Except as set forth on Schedule 3.11(c), no Business Intellectual Property is subject to any outstanding judgment, injunction, order, decree or agreement restricting the use thereof by Seller with respect to the Business or restricting the licensing thereof by Seller to any Person, except for any judgment, order, decree or agreement which would not reasonably be expected to have a Material Adverse Effect.

Section 3.12.  Finders’ Fees.

             There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Seller who might be entitled to any fee or commission from Buyer in connection with the transactions contemplated by this Agreement.

Section 3.13.  Warranty Obligations.

             To Seller’s Knowledge, there are no material warranty obligations that are outside the ordinary course of business with respect to Products sold, rented or otherwise conveyed by Seller to unaffiliated third parties.

Section 3.14.  Compliance with Environmental Laws.

             Except as set forth on Schedule 3.14, to Seller’s knowledge, (i) the operation of the Jacksonville Facility by Seller is in compliance in all material respects with all Environmental Laws, including all applicable Environmental Laws with respect to the registration and testing of underground or above ground storage tanks; (ii) at no time prior to the Closing Date has Seller disposed of, stored or released any hazardous substances to, in or at the Jacksonville Facility in violation of, or in a manner which could give rise to liability under, any Environmental Law as in effect at such time (or any such Environmental Law which imposes retroactive liability); (iii) in the last three years, Seller has not received any written notice, report or information regarding any liabilities or potential liabilities, including any investigatory, remedial or corrective obligations, with respect to the Jacksonville Facility arising under any Environmental Law, except to the extent described or discussed in any internal or external environmental audit or assurance review, copies of which have been delivered to Buyer heretofore; (iv) Seller has obtained all material environmental approvals and permits necessary for the conduct of the Business at the Jacksonville Facility and all such approvals and permits are in good standing; (v) Seller is in material compliance with the terms and conditions of such environmental approvals and permits, and (vi) neither Seller nor any portion of the Jacksonville Facility is subject to any outstanding order, decree or judgment from any governmental authority with respect to the generation, treatment, storage, presence, disposal, transportation or release of any hazardous substance in, on or under the Jacksonville Facility.

ARTICLE IV:  REPRESENTATIONS AND WARRANTIES OF BUYER

             Buyer represents and warrants to Seller as of the date hereof as follows:

Section 4.1.  Corporate Existence and Power.

             Buyer is a corporation duly organized, validly existing and in good standing under the laws of Minnesota, and has all requisite corporate power and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

Section 4.2.  Corporate Authorization.

             The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby are within the corporate powers of Buyer and have been duly authorized by all necessary corporate action on the part of Buyer.  This Agreement constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to general principles of equity and except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to creditors' rights.

Section 4.3.  Governmental Authorizations.

             Except as set forth in Schedule 4.3, the execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby require no material action by or in respect of, or material filing with, any governmental body, agency or official.

Section 4.4.  Noncontravention.

             The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the certificate of incorporation or bylaws of Buyer, (ii) violate in any material respects any applicable law, rule, regulation, judgment, injunction, order or decree, or (iii) require any consent, approval, authorization or other action by any Person under any agreement or other instrument binding upon Buyer.

Section 4.5.  Financing.

             Buyer has sufficient cash, available lines of credit or other sources of immediately available funds to enable it to make payment of the Purchase Price and any other amounts to be paid by it hereunder.

Section 4.6.  Litigation.

             There is no action, suit investigation or proceeding pending against, or to the knowledge of Buyer, threatened against or affecting, Buyer before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

Section 4.7.  Finders’ Fees.

             There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from Seller or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

Section 4.8.  Inspections; No Other Representations.

             Buyer is an informed and sophisticated purchaser, and has engaged expert advisors, experienced in the evaluation and purchase of property and assets such as the Assets, the Assumed Agreements and the Assumed Liabilities as contemplated hereunder.  Buyer has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement.  Buyer acknowledges that Seller has given Buyer complete and open access to the key employees, documents and facilities of the Business and Buyer will undertake prior to Closing such further investigation and request such additional documents and information as it deems necessary.  Buyer acknowledges and agrees with the matters addressed in the first paragraph of Article III and further acknowledges that it is aware of and accepts the risks associated with consummating the transactions contemplated herein, including the risk that the Business may not perform as anticipated or desired after the Closing Date.

ARTICLE V:  COVENANTS OF SELLER

Section 5.1. Conduct of the Business.

             From the date hereof until the Closing Date, Seller shall conduct the Business in the ordinary course consistent with past practice and shall use commercially reasonable efforts to preserve intact the business organizations and relationships with third parties and to keep available the services of the present employees of the Business.  Without limiting the foregoing, from the date hereof until the Closing Date, Seller will not, without the prior consent of Buyer:

             (a)  with respect to the Business, acquire a material amount of assets from any Person;

             (b)  sell, lease, license or otherwise dispose of any Assets except (i) pursuant to existing contracts or commitments or (ii) otherwise in the ordinary course consistent with past practice;

             (c)  agree or commit to do any of the foregoing.

Section 5.2.  Access to Information; Confidentiality.

             (a) From the date hereof until the Closing Date, Seller will, upon reasonable and adequate prior notice, (i) give Buyer and Buyer’s Representatives reasonable access to the offices, properties, books and records of Seller pertaining to the Business, (ii) furnish to Buyer and Buyer’s Representatives such financial and operating data and other information relating to the Business as Buyer and Buyer’s Representatives may reasonably request and (iii) instruct the employees, counsel and financial advisors of Seller to cooperate with Buyer in its investigation of the Business.  Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of Seller.  Notwithstanding the foregoing, Buyer shall not have access to personnel records of Seller relating to individual performance or evaluation records, medical histories or other information or agreements which in Seller’s good faith opinion is sensitive or the disclosure of which could subject Seller to risk of liability.

             (b)  On and after the Closing Date, Seller will, upon reasonable and adequate prior notice, afford promptly to Buyer and its agents reasonable access to its books of account, financial and other records (including, without limitation, accountant’s work papers), information, employees and auditors to the extent necessary or useful to Buyer in connection with any audit, investigation, dispute or litigation or any other reasonable business purpose relating to the Business; provided that any such access by Buyer shall not unreasonably interfere with the conduct of the business of Seller.  Buyer shall bear all out-of-pocket costs and expenses (including, without limitation, attorneys’ fees, but excluding reimbursement for general overhead, salaries and employee benefits) reasonably incurred in connection with the foregoing.

Section 5.3.  Notices of Certain Events.

             Seller shall promptly notify Buyer of:

             (a)  any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

             (b)  any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

             (c)  any actions, suits, claims, investigations or proceedings commenced relating to Seller or the Business that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.9.

ARTICLE VI:  COVENANTS OF BUYER

Buyer agrees that:

Section 6.1.  Confidentiality.

             Prior to the Closing Date and after any termination of this Agreement, Buyer will hold, and will use its reasonable efforts to cause its respective affiliates, officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Business or Seller furnished to Buyer or Buyer’s Representatives (as defined in Section 5.2) in connection with the transactions contemplated by this Agreement, except to the extent such information can be shown to have been (i) previously known on a nonconfidential basis by Buyer, (ii) in the public domain through no fault of Buyer or (iii) later lawfully acquired by Buyer from sources other than Seller; provided that Buyer may disclose such information to Buyer’s Representatives in connection with the transactions contemplated by this Agreement so long as Buyer’s Representatives are informed by Buyer of the confidential nature of such information and are directed by Buyer to treat such information confidentially.  Buyer shall be responsible for any failure to treat such information confidentially by Buyer’s Representatives.  The obligation of Buyer to hold any information in confidence shall be satisfied if it exercises the same care with respect to such information as it would to preserve the confidentiality of its own similar information.  If this Agreement is terminated, Buyer will, and will use its reasonable efforts to cause Buyer’s Representatives to, destroy or deliver to Seller, upon request, all documents and other materials, and all copies thereof, obtained by Buyer or on Buyer’s behalf from Seller in connection with this Agreement that are subject to such confidence.

Section 6.2.  Access.

             On and after the Closing Date, Buyer will afford promptly to Seller and its counsel, financial advisors, auditors and other authorized representatives (collectively, “Seller’s Representatives”) reasonable access to its properties, books, records, employees and auditors to the extent necessary to permit Seller to determine any matter relating to its rights and obligations hereunder or to any period ending on or before the Closing Date; provided that any such access shall not unreasonably interfere with the conduct of the business of Buyer.  Seller will hold, and will use its reasonable efforts to cause Seller’s Representatives to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning Buyer or the Business provided to it pursuant to this Section.

Section 6.3.  Trademarks; Tradenames.

             After the Closing, Buyer shall not use any Intellectual Property of Seller; provided that Buyer may sell any finished Products or use any packaging supplies or promotional materials included in the Assets which bears any trademark or tradename included in the Seller Intellectual Property (such trademark or tradename being hereinafter referred to as a “Seller Mark”), in each case, for a period not to exceed six (6) months.  In connection with sale or use of Products, packaging supplies or promotional materials bearing a Seller Mark, Buyer agrees (i) to identify any Products manufactured by Buyer, but on which Buyer uses packaging supplies bearing a Seller Mark pursuant to this Section 6.3, with a special product code marking to be advised and agreed between Buyer and Seller prior to Closing and to affix a label indicating that such Products are manufactured and/or distributed by or on behalf of Buyer over any Seller Mark showing on such packaging supplies and (ii) in all promotional material included in the Assets and used by Buyer, to affix a label indicating that Buyer is the owner of the Business and that the Products are manufactured and/or distributed by or on behalf of Buyer over any Seller Mark showing in such promotional materials. Notwithstanding the above, Buyer understands and agrees that Seller shall not be responsible for, and makes no warranties regarding, the content of any packaging supplies or promotional materials included in the Assets and that Buyer’s use, dissemination and distribution of any such packaging supplies and promotional material shall be at Buyer’s own risk.

Section 6.4.  Returned Goods.

             Buyer agrees that for six months after the Closing Date, it will adhere to Seller's current returned goods policy with respect to all Products manufactured or distributed by the Business, whether sold by Buyer or Seller, to the extent any such returned Products bear any Seller Mark or were sold by Seller.

ARTICLE VII: COVENANTS OF BUYER AND SELLER

             Buyer and Seller agree that:

Section 7.1.  General.

             Each of the parties will use reasonable efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions hereto).

Section 7.2.  Further Assurances.

             (a)  Seller and Buyer shall from time to time, and without further consideration, promptly execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and to vest in Buyer good title to the Assets.  All out-of pocket expenses involved in honoring such requests shall promptly be reimbursed by the requesting party to the other.

             (b)  Within six (6) months after the Closing, Buyer shall, at its expense, prepare and submit to Seller for signature the documentation necessary to record the transfer of the Trademarks.  Buyer shall thereafter exert reasonable efforts to promptly complete the recordation of such transfer.  After the Closing, Seller’s obligation with respect to the maintenance of trademark registrations, patent and patent applications not yet transferred to Buyer shall be limited to prompt transmittal to Buyer of written notices relating thereto which are received by Seller.

             (c)  Seller and Buyer shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and timely seeking to obtain any such actions, consents, approvals or waivers.

Section 7.3.  Public Announcements.

             No party to this Agreement shall originate any publicity, news release or other public announcement, written or oral, whether relating to this Agreement or the existence of any arrangement between the parties, without the prior written consent of the other party whether named in such publicity, news release or other public announcement or not, except where such publicity, news release or other public announcement is required by law or the rules of any securities exchange; provided that in such event, the party issuing same shall still be required to consult with the other party whether named in such publicity, news release or public announcement or not, a reasonable time prior to its release to allow the other party to comment thereon and, after its release, shall provide the other party with a copy thereof. If Buyer, based on the advice of its counsel, determines that this Agreement, or any of the other documents executed in connection herewith, must be filed with the Securities and Exchange Commission (“SEC”), then Buyer, prior to making any such filing, shall provide Seller and its counsel with a redacted version of this Agreement (or any other related documents) which it intends to file, and will give due consideration to any comments provided by Seller or its counsel and use reasonable efforts to ensure the confidential treatment by the SEC of those sections specified by Seller or its counsel.  Buyer agrees to use reasonable efforts to comply with Seller’s reasonable requests to redact certain parts of this Agreement in connection with any public filing, including, without limitation, the names of all employees in Exhibits D, F and G and the Severance Pay Plan Benefit Formula (Exhibit E) in its entirety.

Section 7.4.  Insurance.

             As of the Closing Date, the coverage under all insurance policies related to the Business shall continue in force only for the benefit of Seller and its Affiliates, and not for the benefit of Buyer or the Business.  As of the Closing Date, Buyer agrees to arrange for its own insurance policies with respect to the Business covering all periods and agrees not to seek, through any means, to benefit from any of Seller's or its Affiliates' insurance policies which may provide coverage for claims relating in any way to the Business on or prior to the Closing Date.

Section 7.5.  Payments from Third Parties.

             In the event that, on or after the Closing Date, either party shall receive any payments or other funds due to the other pursuant to the terms hereof or otherwise, then the party receiving such funds shall promptly forward such funds to the proper party.

ARTICLE VIII:  EMPLOYEE MATTERS

Section 8.1.  Employees.

             Within the 20-day period after the date of this Agreement, Buyer will have the option of interviewing and making an offer of generally Comparable Employment (as defined below) in writing to those Employees listed on Exhibit D hereto (each, a “Selected Employee”). While Seller will cooperate with Buyer to assist Buyer to hire and retain the services of all Selected Employees, Buyer acknowledges and agrees that the Selected Employee has the final decision whether to transfer with the Business and the failure of one or more Selected Employee(s) to accept an offer of employment from Buyer shall not be deemed to be a Material Adverse Event. Any Selected Employee who does not receive a written offer of employment from Buyer in such 20-day period shall be free to look for and, subject to Section 8.8, accept another position either within or without the Johnson & Johnson Family of Companies (each, a “Released Employee”). Any Selected Employee who does receive and accept a written offer of employment from Buyer in such 20-day period shall be deemed to be a “Continuing Employee.” For the purposes of this Article VIII, "Comparable Employment" shall mean a position which has essentially the same job description and financial compensation, which can include, without limitation, base salary, annual performance and incentive bonuses, Certificates of Extra Compensation dividends and vesting, and 401(k) match, as the position which such Selected Employee had immediately prior to the Closing. Nothing in this Article VIII shall be construed to create any third party beneficiary rights in or on behalf of any Employee or other person.

Section 8.2.  Terms of Employment.

              Prior to the Closing Date, Seller shall retain the right to continue its compensation practices consistent with past practice.  After the Closing Date, Buyer agrees to maintain and continue such generally Comparable Employment for each Continuing Employee for a period of at least twelve (12) months following the Closing Date, except for any such Employee whose employment is terminated for failure to perform or otherwise “for cause.” Notwithstanding the foregoing Section 8.2: Buyer may terminate a Continuing Employee in the period between the Closing Date and the twelve-month anniversary of the Closing Date, provided that each Continuing Employee so terminated shall receive from Buyer the base salary or wage and benefits that would have been paid or provided for the period from the date of termination through the end of that twelve month period as well as severance benefits of no less coverage or aggregate benefit (recognizing all service with Seller and Buyer and their respective Affiliates) than the greater in value of (i) those severance benefits (including the continuation of medical and dental insurance coverage at the same premium cost as was applicable during active employment) which such Employee would have received under Seller's severance plan in effect immediately prior to the Closing (a summary of benefits is annexed hereto as Exhibit E), (ii) such then-current severance benefits in effect under Buyer's severance plan at such time, or, (iii) any other severance benefits required to be paid by law.

Section 8.3.  Benefits.

             Unless otherwise specified in this Article VIII, each Continuing Employee will be covered under the employee benefit plans of Buyer available to other employees of Buyer who are employed in similar categories of employment.  Buyer shall offer each non-union Continuing Employee the opportunity, as of the Closing Date, to participate in all of Buyer's employee benefit plans for which each such Employee would be eligible under the guidelines for such plans.  Within the 20-day period after the date of this Agreement, Buyer shall provide to Seller summaries of the material terms and conditions of and guidelines for Buyer's employee benefit plans (including, but not limited to, medical and dental insurance plans, life insurance plan, pension plan, savings plan, short-term and long-term disability plans, employee stock ownership plan, vacation plan and severance or termination plan).  For vesting and eligibility purposes under all of Buyer's employee benefit plans, all Continuing Employees shall be given full credit for all service with Seller, Seller's Affiliates or Seller's former Affiliates.  In addition to such recognition of all such prior service for purposes of vesting and eligibility, all Continuing Employees shall be given credit for such prior service for purposes of (i) accrual of severance benefits and (ii) accrual of vacation benefits.  Exhibit F hereto lists all periods of service of a Continuing Employee with Seller, Seller's Affiliates or Seller's former Affiliates, and Buyer shall be entitled to rely on such Exhibit F for the purposes of determining periods of prior service under this Section 8.3; provided that Seller shall update Exhibit F at the Closing.

Section 8.4.  Benefits Requirements.

             Buyer agrees that in complying with the benefit requirements set forth in this Article VIII: (a) no pre-existing medical condition of any Continuing Employee or his or her eligible dependents shall cause Buyer to deny, delay or otherwise alter coverage under Buyer's benefit plans to any such person and (b) all expenses incurred by Continuing Employees in 2001 prior to the Closing Date for deductible amounts or maximum out-of-pocket amounts for 2001 under Seller’s comprehensive medical/dental benefit plan will be applied towards and reduce, on a dollar for dollar basis, any such amounts under Buyer's analogous plan(s).

Section 8.5.  2001 Vacation.

             If after deduction of vacation time actually taken by a Continuing Employee in 2001, such Employee would be entitled to more vacation time in 2001 under Seller's vacation policy, such Employee shall be entitled to such excess vacation time without pay.  Seller agrees to pay each Employee for all accrued and unused vacation through the Closing Date as set forth in Exhibit G hereto.

Section 8.6.  Seller Obligations.

             Employees who have vested rights or entitlement to benefits under any of the benefit plans of Seller or its Affiliates shall remain entitled to receive such benefits in accordance with the terms of such plans.  Seller and its Affiliates remain responsible for death claims based on death occurring on or before the Closing Date and for medical and dental claims for services rendered to covered employees and their eligible dependents on or before the Closing Date as well as any benefits available to and elected by Employees under the extension of benefits provisions of Seller's (and to the extent applicable, its Affiliates') benefit plans.  It is understood and agreed that except as expressly set forth in this Article VIII, Buyer shall not assume (a) any liability for pension plan benefits or under any employee benefit plan sponsored by Seller (or any of its Affiliates) which may be owing to any Employee as a result of his or her employment with Seller (or any of its Affiliates) or (b) any other obligation or liability of Seller (or any of its Affiliates) (i) to any present or former employee of Seller (or any of its Affiliates) arising as a result of his employment with Seller (or any of its Affiliates), including, without limitation, compensation, vacation, severance or termination pay or (ii) otherwise arising from Seller’s employer-employee relationship with the Employees.

Section 8.7.  Disabled Employees and Dependents.

             Employees receiving short- or long-term disability benefits as of the Closing Date shall, to the extent provided under the benefit plans of Seller (and to the extent applicable, its Affiliates), remain the responsibility of Seller until the end of their disability period.

Section 8.8.  Transition and Retention.

             Within the 20-day period after the date of this Agreement, Seller and Buyer shall cooperate to develop a list of transition employees to offer a retention incentive to remain with the Business until the Closing Date (each such employee, a “Transition Employee”).  Notwithstanding Section 8.1 above, Seller agrees not to release any Released Employee who is also a Transition Employee until the Closing Date except (a) for any such Employee whose employment is terminated for failure to perform or otherwise “for cause” (b) where required by law or (c) Seller receives the prior written approval of Buyer.  Such retention incentives shall be jointly funded by Seller and Buyer.  The departure of one or more Transition Employees from the Business prior to the Closing Date shall not be considered a Material Adverse Event.

ARTICLE IX: CONDITIONS TO CLOSING

Section 9.1.  Conditions to Obligations of Buyer.

             The obligation of Buyer to consummate the Closing is subject to the satisfaction of the following conditions:

             (a)  (i)  Seller shall have performed in all material respects all of its obligations hereunder required to be performed by it prior to the Closing Date, (ii) the representations and warranties of Seller contained in this Agreement and in any certificate or other writing delivered by Seller pursuant hereto shall be true at and as of the Closing Date, as if made at and as of such date, with only such exceptions as would not in the aggregate reasonably be expected to have a Material Adverse Effect and (iii) Buyer shall have received a certificate signed by the appropriate officer of Seller to the foregoing effect.

              (b)  Buyer shall have received all documents it may reasonably request relating to the existence of Seller and the authority of Seller for this Agreement, all in form and substance reasonably satisfactory to Buyer.

             (c)  No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Closing.

Section 9.2.  Conditions to the Obligations of Seller.

             The obligation of Seller to consummate the Closing is subject to the satisfaction of the following conditions:

             (a)  (i)  Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it prior to the Closing Date, (ii) the representations and warranties of Buyer contained in this Agreement and in any certificate or other writing delivered by Buyer pursuant hereto shall be true in all material respects at and as of the Closing Date, as if made at and as of such date and (iii) Buyer shall have received a certificate signed by the appropriate officer of Buyer to the foregoing effect.

             (b)  Seller shall have received all documents it may reasonably request relating to the existence of Buyer and the authority of Buyer for this Agreement, all in form and substance reasonably satisfactory to Seller.

             (c)  No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Closing.

             (d)  Seller shall have received an amount equal to the Purchase Price.

ARTICLE X:  SURVIVAL; INDEMNIFICATION

Section 10.1  Survival.

             The covenants, agreements, representations and warranties of the parties herein shall survive the Closing until the date that is six months after the Closing Date, and shall then expire and be of no force or effect; provided, however, that the covenants, agreements, representations and warranties contained in Sections 4.8, 5.2(b), 6.1, 6.2, 6.3, 6.4, 7.2, 7.4, 10.2, 10.3, 10.4, 10.5, 10.6, and 10.7 shall survive until the sixth anniversary of the execution of this Agreement.

Section 10.2.  Indemnification by Seller.

             Seller indemnifies and holds harmless Buyer against and from any and all Damages which Buyer may incur or suffer which arise out of or result from (i) the misrepresentation of any representation or the breach of any warranty, covenant or agreement made by Seller in this Agreement, (ii) any and all claims by third parties arising out of Seller's and its Affiliates' conduct of the Business or use or ownership of any of the Assets prior to the Closing, except to the extent that any such claim is based on any of the Assumed Liabilities, (iii) the Excluded Liabilities; (iv) any third party product liability claims made or filed within twelve months following the Closing Date concerning products manufactured by Seller which are finished goods included in the Inventory on the Closing Date and sold in the Business after the Closing Date, and provided that Buyer's sale of such finished goods did not constitute gross negligence and was consistent with established practices and procedures or (v) any and all actions, suits, proceedings, demands, assessments, judgments, reasonable costs and expenses incident to any of the foregoing.

Section 10.3.  Indemnification by Buyer.

              Buyer shall indemnify and hold harmless Seller and its Affiliates against and from any and all Damages which Seller and its Affiliates may incur or suffer which arise out of or result from (i) the misrepresentation of any representation or the breach of any warranty, covenant or agreement made by Buyer in this Agreement, (ii) any and all claims by third parties arising out of the conduct of the Business or use or ownership of any of the Assets after the Closing (including, without limitation, any product liability claims concerning products which are sold by the Business after the Closing Date, unless expressly covered by clause (iv) of Section 10.2), (iii) the Assumed Liabilities or (iv) any and all actions, suits, proceedings, demands, assessments, judgments, reasonable costs and expenses incident to any of the foregoing.

Section 10.4.  Scope of Seller’s Liability.

              Indemnification shall be available to Buyer under Section 10. 2 for the Seller’s misrepresentation of representations or breach of warranties, covenants or agreements to be performed by Seller pursuant to this Agreement only to the extent the aggregate amount of Damages otherwise due to Buyer for all claims for such indemnification exceeds five percent (5%) of the Purchase Price and then indemnification shall be available to Buyer for the full amount of all payments due Buyer in excess of such amount, but only for all such Damages up to fifty percent (50%) of the Purchase Price.  Seller shall have no liability or obligation to indemnify Buyer with respect to the misrepresentation of any representation or breach of any warranty based on any facts or circumstances known to Buyer prior to the Closing.

Section 10.5.  Claims.

              Any party claiming it may be entitled to indemnification under this Article X (the "Indemnified Party") shall give notice to the other party (the "Indemnifying Party") of each matter, action, cause of action, claim, demand, fact or other circumstances upon which a claim for indemnification (a "Claim") under this Article X may be based.  Such notice shall contain, with respect to each Claim, such facts and information as are then reasonably available, and the specific basis for indemnification hereunder.

Section 10.6.  Defense of Actions.

              The Indemnified Party shall permit the Indemnifying Party, at the Indemnifying Party's option and expense, to assume the complete defense of any Claim based on any action, suit, proceeding, claim, demand or assessment by any third party with full authority to conduct such defense and to settle or otherwise dispose of the same and the Indemnified Party will fully cooperate in such defense; provided the Indemnifying Party will not, in defense of any such action, suit, proceeding, claim, demand or assessment, except with the consent of the Indemnified Party (which consent will not be unreasonably withheld), consent to the entry of any judgment or enter into any settlement which provides for any relief other than the payment of monetary Damages and which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect thereof.  After notice to the Indemnified Party of the Indemnifying Party's election to assume the defense of such action, suit, proceeding, claim, demand or assessment, the Indemnifying Party shall be liable to the Indemnified Party for such legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof at the request of the Indemnifying Party.  As to those actions, suits, proceedings, claims, demands or assessments with respect to which the Indemnifying Party does not elect to assume control of the defense, the Indemnified Party will afford the Indemnifying Party an opportunity to participate in such defense, at its cost and expense, and will consult with the Indemnifying Party prior to settling or otherwise disposing of any of the same. Notwithstanding anything to the contrary herein, with respect to any Claim asserted by a governmental entity relating to Taxes, the Indemnifying Party shall be entitled to participate in the defense, but the Indemnified Party shall control such defense.  The Indemnified Party will not settle any such Claim without the prior consent of the Indemnifying Party, such consent not to be unreasonable withheld.

Section 10.7.  Limitation, Exclusivity.

             No Claim based upon the misrepresentation of any representation or breach of any warranty, covenant or other agreement made in this Agreement shall be made or have any validity unless the Indemnified Party shall have given notice of such Claim in accordance herewith to the Indemnifying Party prior to the date that is six months from the Closing Date.  If full recovery under any such Claim is not had within three months of such written notice, arbitration must be commenced within 30 days following the end of such three-month period or such Claim shall be invalidated.  This Article X provides the exclusive means by which a party may assert Claims and Sections 12.12 and 12.13 provide the exclusive means by which a party may bring actions against the other party with respect to such misrepresentations or breaches.

Section 10.8.  Indemnification for Brokerage Claims.

             Seller and Buyer shall mutually indemnify the other against any claim for brokerage or like commission arising from its conduct or alleged conduct.

ARTICLE XI: TERMINATION

Section 11.1. Grounds for Termination.

             This Agreement may be terminated at any time prior to the Closing:

             (a)  by mutual written agreement of Seller and Buyer;

             (b)  by either Seller or Buyer if the Closing shall not have occurred on or before June 29, 2001;

             (c)  by either Buyer or Seller if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction; or

             The party desiring to terminate this Agreement pursuant to clause 11.1(b) or 11.1(c) shall give notice of termination to the other party.

Section 11.2.  Effect of Termination.

             If this Agreement is terminated as permitted by Section 11.1, such termination shall be without liability of either party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement; provided that if such termination shall result from the willful (i) failure of either party to fulfill a condition to the performance of the obligations of the other party, (ii) failure to perform a covenant of this Agreement or (iii) breach by either party hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all damages incurred or suffered by the other party as a result of such failure or breach.

ARTICLE XII:  MISCELLANEOUS

Section 12.1.  Notices.

             Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (a) when received if given in person or by courier or a courier service, (b) on the date of transmission if sent by facsimile or (c) three (3) business days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

                           if to Seller, addressed to:

Johnson & Johnson Medical Division of Ethicon, Inc.
2500 Arbrook Boulevard
Arlington, Texas 76014
Attention:  Vice President and General Manager
Fax No.:  817-262-4525

                           with a copy to:

Johnson & Johnson
One Johnson & Johnson Plaza
New Brunswick, NJ 08933
Attention: General Counsel
Fax No.: (732) 524-2788

                           and if to Buyer, addressed to:

Oxboro Medical, Inc.
13828 Lincoln Street NE
Ham Lake, MN 555304-6949
Attention: Mr. J. David Berkley, President
Fax No.: (763) 754-2408

or to such other individuals or addresses as may be specified from time to time in a written notice given by such party.

Section 12.2.  Waivers and Amendments.

             Any provision in this Agreement may be amended or waived, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

Section 12.3.  Expenses.

             Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement, including the fees of counsel and accountants, shall be paid by the party incurring such expenses.

Section 12.4.  Successors and Assigns.

             The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights and obligations under this Agreement without the consent of the other party hereto, except that Seller may assign, delegate or transfer any of its rights and obligations to any of its Affiliates.

Section 12.5.  “To the knowledge.”

             Notwithstanding any other term of provision of this Agreement, whenever any representation or warranty is made by one of the parties hereto "to the knowledge" of such party, such party shall not be required to have conducted any specific investigation with respect to the matter to which the representation or warranty relates.

Section 12.6.  Governing Law.

             This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to the conflicts of law rules of such state, in all respects, including all matters of validity, construction and performance of this Agreement.

Section 12.7.  Counterparts; Third Party Beneficiaries.

             This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received a counterpart signed by the other party hereto.  No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 12.8.  Bulk Sales Law.

             Buyer and Seller each hereby waive compliance by Seller with the provisions of the “bulk sales” and “bulk transfer” or similar laws of any state.

Section 12.9.  Headings.

             The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning and interpretation of this Agreement.

Section 12.10.  Certain Accounting Matters.

             Certain provisions of this Agreement state that the Accounting Principles shall be applicable.  For the avoidance of doubt, in the event of any discrepancy between the Accounting Principles and the provisions of this Agreement, the provisions of this Agreement shall control.

Section 12.11.  Entire Agreement

             Before signing this Agreement the parties have had numerous conversations including, without limitation, preliminary discussions, formal negotiations and informal conversations, and have generated correspondence and other writings, in which the parties discussed the transaction which is the subject of this Agreement and their aspirations for success.  In such conversations and writings, individuals representing the parties may have expressed their judgments and beliefs concerning the intentions, capabilities, and practices of the parties, and may have forecasted future events.  The parties recognize that such conversations and writings often involve an effort by both sides to be positive and optimistic about the prospects for the transaction.  However, it is also recognized that all business transactions contain an element of risk, as does the transaction contemplated by this Agreement, and that it is normal business practice to limit the legal obligations of contracting parties to only those promises and representations which are essential to their transaction so as to provide certainty as to their respective future rights and remedies.  Accordingly, other than the Confidentiality Agreement, this Agreement is intended to define the full extent of the legally enforceable undertakings of the parties hereto, and no promise or representation, written or oral, which is not set forth explicitly in this Agreement or such letter agreement is intended by either party to be legally binding.  Each of the parties acknowledge that in deciding to enter into this Agreement and to consummate the transaction contemplated hereby none of them has relied upon any statements or representations, written or oral, other than those explicitly set forth herein or therein. BUYER AGREES THAT THE REPRESENTATIONS AND WARRANTIES GIVEN HEREIN BY SELLER IS IN LIEU OF, AND BUYER HEREBY EXPRESSLY WAIVES ALL RIGHTS TO, ANY IMPLIED WARRANTIES WHICH MAY OTHERWISE BE APPLICABLE BECAUSE OF THE PROVISIONS OF THE UNIFORM COMMERCIAL CODE OR ANY OTHER STATUTE, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

Section 12.12.  Mediation

             (a)  Any dispute, controversy or claim arising out of this agreement, or the interpretation, application, breach, termination or validity thereof, including any claim of inducement by fraud or otherwise, shall, before submission to arbitration in accordance with the following Section of this Agreement, first be mediated through non-binding mediation in accordance with the Model Procedures for the Mediation of Business Disputes promulgated by the Center for Public Resources (“CPR”) then in effect, except where those rules conflict with these provisions, in which case these provisions control.  The mediation shall be conducted in Trenton, New Jersey and shall be attended by a senior executive with authority to resolve the dispute from each of the operating companies that are parties.

             (b)  The mediator shall be an attorney specializing in business litigation who has at least 15 years of experience as a lawyer with a law firm or corporation of over 10 lawyers or was a judge of a court of general jurisdiction and who shall be appointed from the list of neutrals maintained by CPR.

             (c)  The parties shall promptly confer in an effort to select a mediator by mutual agreement.  In the absence of such an agreement, the mediator shall be selected from a list generated by CPR with each party having the right to exercise challenges for cause and two peremptory challenges within 72 hours of receiving the CPR list.

             (d)  The mediator shall confer with the parties to design procedures to conclude the mediation within no more than 45 days after initiation.  Under no circumstances shall the commencement of arbitration under Section 11.13 below be delayed more than 45 days by the mediation process specified herein.

             (e)  Each party agrees to toll all applicable statutes of limitation during the mediation process and not to use the period or pendency of the mediation to disadvantage the other party procedurally or otherwise.  No statements made by either side during the mediation may be used by the other during any subsequent arbitration.

             (f)  Each party has the right to pursue provisional relief from any court, such as attachment, preliminary injunction, replevin, etc., to avoid irreparable harm, maintain the status quo, or preserve the subject matter of the arbitration, even though mediation has not been commenced or completed.

Section 12.13.  Arbitration of Disputes.

             (a)  Any dispute, claim or controversy arising from or related in any way to this Agreement or the interpretation, application, breach, termination or validity thereof, including any claim of inducement of this Agreement by fraud or otherwise, will be submitted for resolution to arbitration pursuant to the commercial arbitration rules then pertaining of the CPR, except where those rules conflict with these provisions, in which case these provisions control.  The arbitration will be held in Trenton, New Jersey.

             (b)  The panel shall consist of one arbitrator chosen from the CPR Panels of Distinguished Neutrals who is a lawyer specializing in business litigation with at least 15 years experience with a law firm or corporation of over 10 lawyers or was a judge of a court of general jurisdiction.

             (c)  The parties agree to cooperate (1) to obtain selection of the arbitrator within 30 days of initiation of the arbitration, (2) to meet with the arbitrator within 30 days of selection and (3) to agree at that meeting or before upon procedures for discovery and as to the conduct of the hearing which will result in the hearing being concluded within no more than 9 months after selection of the arbitrator and in the award being rendered within 60 days of the conclusion of the hearings, or of any post-hearing briefing, which briefing will be completed by both sides with 20 days after the conclusion of the hearings.  In the event no such agreement is reached, the CPR will select an arbitrator, allowing appropriate strikes for reasons of conflict or other cause and three peremptory challenges for each side.  The arbitrator shall set a date for the hearing, commit to the rendering of the award within 60 days of the conclusion of the evidence at the hearing, or of any post-hearing briefing (which briefing will be completed by both sides in no more than 20 days after the conclusion of the hearings), and provide for discovery according to these time limits, giving recognition to the understanding of the parties hereto that they contemplate reasonable discovery, including document demands and depositions, but that such discovery be limited so that the time limits specified herein may be met without undue difficulty.  In no event will the arbitrator allow either side to obtain more than a total of 40 hours of deposition testimony from all witnesses, including both fact and expert witnesses.  To that end each of the parties hereto agrees to pursue no more than the following discovery in the aggregate from all parties and non-parties to the action: a total of no more than 20 requests for documents (including subparts) set forth in no more than two separately served document demands; a total of no more than 20 interrogatories (including subparts) set forth in no more than two separately served sets of interrogatories. In the event multiple hearing days are required, they will be scheduled consecutively to the greatest extent possible.

             (d)  The arbitrator shall render its award following the substantive law of New Jersey.  The arbitrator shall render an opinion setting forth findings of fact and conclusions of law with the reasons therefor stated.  A transcript of the evidence adduced at the hearing shall be made and shall, upon request, be made available to either party.

             (e)  To the extent possible, the arbitration hearings and award will be maintained in confidence.

             (f)  The United States District Court for the District of New Jersey may enter judgment upon any award.  In the event the panel’s award exceeds $5 million in monetary Damages or includes or consists of equitable relief, then the court shall vacate, modify or correct any award where the arbitrators’ findings of fact are clearly erroneous, and/or where the arbitrators’ conclusions of law are erroneous; in other words, it will undertake the same review as if it were a federal appellate court reviewing a district court’s findings of fact and conclusions of law rendered after a bench trial.  An award for less than $5 million in Damages and not including equitable relief may be vacated, modified or corrected only upon  the grounds specified in the Federal Arbitration Act.  The parties consent to the jurisdiction of the above-specified Court for the enforcement of these provisions, the entry of judgment on any award, and the vacatur, modification and correction of any award as above specified.  In the event such Court lacks jurisdiction, then any court having jurisdiction of this matter may enter judgment upon any award and provide the same relief, and undertake the same review, as specified herein.

             (g)  Each party has the right before or during the arbitration to seek and obtain from the appropriate court provisional remedies such as attachment, preliminary injunction, replevin, etc. to avoid irreparable harm, maintain the status quo, or preserve the subject matter of the arbitration.

             (h)  EACH PARTY HERETO WAIVES ITS RIGHT TO TRIAL OF ANY ISSUE BY JURY.

             (i)   EACH PARTY HERETO WAIVES ANY CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES FROM THE OTHER.

             (j)   EACH PARTY HERETO WAIVES ANY CLAIM OF CONSEQUENTIAL DAMAGES FROM THE OTHER.

             IN WITNESSWHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

OXBORO MEDICAL, INC.
By /s/ J. David Berkley
Name: J. David Berkley
Title: President
JOHNSON & JOHNSON MEDICAL DIVISION OF ETHICON, INC.
By /s/ Curt Selquist
Name: Curt Selquist
Title: Company Group Chairman

DISCLOSURE SCHEDULE

To Asset Purchase Agreement

             This disclosure schedule (“Disclosure Schedule”) is being furnished by the Johnson & Johnson Medical Division of Ethicon, Inc., a New Jersey corporation (“Seller”) to Oxboro Medical, Inc., a Minnesota corporation (“Buyer”), in connection with the execution and delivery of that certain Asset Purchase Agreement dated as of April 24, 2001, by and between Seller and Buyer (the “Agreement”).  Unless the context otherwise requires, all capitalized terms used in this Disclosure Schedule shall have the respective meanings assigned to them in the Agreement.

             No reference to or disclosure of any item or other matter in this Disclosure Schedule shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in this Disclosure Schedule.  Except as provided in the representations and warranties of the Agreement, no reference in this Disclosure Schedule to any agreement or document shall be construed as an admission or indication that such agreement or document is enforceable or currently in effect or that there are any obligations remaining to be performed or any rights that may be exercised under such agreement or document.  No disclosure in this Disclosure Schedule relating to any possible breach or violation of any agreement, law or regulation shall be construed as an admission or indication that any such breach or violation exists or has actually occurred.

             This Disclosure Schedule and the information and disclosures contained in this Disclosure Schedule are intended only to qualify and limit the representations or warranties of the Seller contained in the Agreement and shall not be deemed to expand in any way the scope or effect of any of such representations or warranties.

             The contents of each document specifically identified in this Disclosure Schedule are incorporated by reference into this Disclosure Schedule as though fully set forth in this Disclosure Schedule.  Notwithstanding anything to the contrary contained in this Disclosure Schedule or in the Agreement, the information and disclosures contained in each section of this Disclosure Schedule shall be deemed to be disclosed and incorporated by reference in each of the other sections of this Disclosure Schedule as though fully set forth in such other sections (whether or not specific cross-references are made), and shall be deemed to qualify and limit all representations, warranties and covenants of Seller contained in the Agreement.

EXHIBIT A

To Asset Purchase Agreement

ASSETS

                           (a)         The following machinery and equipment:

Asset number	Description

000A602C09	IBM PC 300PL
1008287000	FILE CABINETS GENERAL ACCOUNTING
1008288000	FILE CABINETS GENERAL ACCOUNTING
1008289000	FILE CABINETS GENERAL ACCOUNTING
1008290000	FILE CABINETS GENERAL ACCOUNTING
1008350000	STEELCASE LATERAL FILE W/LOCK
6000182000	FILES-FIREPROOF
7001760000	CAFETERIA TABLES
8006930000	HEAD MILLING MACHINE
8006933000	DIGITAL READOUT
9000MFG002	MATERIAL WAREHOUSE RACKING
91000NT024	MODULAR WORK STATIONS SALES MKT.
9300093N41	LEASE IMPROV-MONARCH ACQUISITION
9300093N42	M&E ADDS 1988-MONARCH ACQUISITION
9300093N43	M&E ADDS 1989-MONARCH ACQUISITION
9300093N44	M&E ADDS 1990-MONARCH ACQUISITION
9300093N45	M&E ADDS 1991-MONARCH ACQUISITION
9300093N46	M&E ADDS 1992-MONARCH ACQUISITION
9300093N47	OFC F&F ADDS 1988-MONARCH ACQUISITN
9300093N48	OFC F&F ADDS 1989-MONARCH ACQUISITN
9300093N49	OFC F&F ADDS 1990-MONARCH ACQUISITN
9300093N50	OFC F&F ADDS 1991-MONARCH ACQUISITN
9300093N51	OFC F&F ADDS 1992-MONARCH ACQUISITN
9300093N52	M&E INSTALL 1990-MONARCH ACQUISTION
9300093N53	TOOLING/DIES ADDS 1988-MONARCH ACQ
9300093N54	TOOLING/DIES ADDS 1989-MONARCH ACQ
9300093N55	TOOLING/DIES ADDS 1990-MONARCH ACQ
9300093N56	TOOLING/DIES ADDS 1991-MONARCH ACQ
9300093N57	TOOLING/DIES ADDS 1992-MONARCH ACQ
9300093N58	R&D EQ ADDS 1988-MONARCH ACQUISITN
9300093N59	R&D EQ ADDS 1990-MONARCH ACQUISITN
9300093N60	R&D EQ ADDS 1991-MONARCH ACQUISITN
9300093N61	R&D EQ ADDS 1992-MONARCH ACQUISITN
9300093N62	MOLDS/DIESADDS 1986-MONARCH/RNE ACQ
9300093N63	MOLDS/DIESADDS 1987-MONARCH/RNE ACQ
9300093N64	MOLDS/DIESADDS 1991-MONARCH/RNE ACQ
9401604700	CHAIRS REPLACEMENT
9401608800	JACKSONVILLE NETWORK
940AC25900	UNIVERSAL CLAMP
940AJ70100	PHONE SYSTEM
940AJ70200	STERION LIFE CYCLE VALIDATION
940AJ70400	STEAM AUTOCLAVE
940AJ70600	FENCE
940AJ70700	CONTAIMENT DIKE
940AJ70800	MOLDING MACHINE BARREL
9500PACT15	"PACT" HARDWARE
9500PACT16	"PACT" SOFTWARE
950AF55624	COMPAQ PROLINEA 575 PC & MONITOR
960AF53705	PRRS MEMORY UPGRADES & SOFTWARE
960AF57403	ASCOM TIMEPLEX 3030
960AR47702	COMPAQ DESKPRO 5100
960AR47703	COMPAQ DESKPRO 5100
96AC260000	LONG CONTAINER
96AJ703000	ENERGY MISER
96AJ705000	MINI CONTAINER
96AJ709000	STAMP PRE SS
96AJ710000	LASER PRINTER
96AJ711000	CLAMP REVISION
96AJ712000	WAREHOUSE SCREEN DOORS
96AJ714000	MAIL LICENSES
96AJ715000	SERVER CABINETS
96AJ717000	GREENLIGHT BUYOUT
96AJ719000	DATAMYTE
96AJ720000	LONG CONTAINER INTERLOCKS
96AJ721000	TRANSDUCER
96AJ724000	PRINT DIES
96AJ725000	STERILE CASE FILTER MOLD REBUILD
96AJ727000	STERILIZER UPGRADE
96AJ730000	CARPET
96AJ731000	VANDORN SCREW
96AJ732000	MOLD RACK AND STAIRS
96AJ734000	WAREHOUSE ELECTRIC
96AJ735000	WAREHOUSE VENT
96AJ736000	STAMP HEAD
96AJ737000	FUME VENTILATOR
96AJ738000	OIL HEATER
96AJ739000	LANIER FAX
970A151C12	TOSHIBA SATELLITE 100CS LAPTOP
970A162C17	IBM PC 330 P/100
970A162C18	IBM PC 330 P/100
970A162C19	IBM PC 330 P/100
970A162C20	IBM PC 330 P/100
970A162C21	IBM PC 330 P/100
970A162C22	IBM PC 330 P/100
970A162C23	IBM PC 330 P/100
970A228C00	SERVER SWITCH AND CABLES
970A27202	COMPAQ 4500 SERVER
970AF58111	IBM PC 330 P/75 540/16
970AR47325	COMPAQ DESKPRO 5100 MDL 1080/W
990A385C05	IBM THINKPAD 380
990A424C11	IBM PC 300PL
990A424C15	IBM PC 300PL
990A572C00	IBM PC 300PL
990A609C00	IBM PC 300PL
990A705C14	IBM PC 300PL
990A705C28	IBM PC 300PL
990A705C31	IBM PC 300PL
990A705C41	IBM PC 300PL
990A705C43	IBM PC 300PL
990AJ74000	SONICWELD SAFE GUARD
990AJ74100	BARREL INSULATION
990AJ74200	MOLDING MACHINE ZERO ACCESS
990AJ74300	COMPUTER MEMORY
990AJ74400	BARCODE PRINTER
990AJ74500	WAREHOUSE AIR CONDITIONER

                           (b)        All finished inventory including Products held for sale, work-in-process, Product-specific raw materials and supplies and trial sized Products used for sampling, in each case, that are held or used exclusively in connection with the manufacture, marketing or sale of the Products as of the Closing Date; and

                           (c)         The books, records, technical manuals, and other documents used exclusively in the conduct of the Business (Seller having the right to retain copies).

EXHIBIT B

To Asset Purchase Agreement

EXCLUDED ASSETS

             Notwithstanding anything in the Agreement to the contrary, the following assets of Seller shall be excluded from and shall not constitute Assets:

1.        All personal property at Seller’s facilities not used in the Business.
2.        All Accounts Receivable of the Business.
3.        All intercompany loans or other amounts receivable of Seller due from its Affiliates.
4.        All of Seller’s (and its Affiliates’) right, title and interest in its Employee Benefit Plans.
5.        All Intellectual Property of Seller and its Affiliates other than the Patents and the Trademarks, including the right to use the trademark and the trade name “Johnson & Johnson,” “Johnson & Johnson Medical,” “Signature of Quality,” or “J&J.”
6.        All cash, cash equivalents, securities, bank accounts and insurance policies and rights thereunder.
7.        All causes of action in litigation pending on the Closing Date.
8.        All causes of action, choses in action, rights of recovery and rights of set-off of any kind against any Person arising out of or relating to the Excluded Assets or the Excluded Liabilities.
9.        All licenses from a third party to Seller or any Affiliate with respect to computer software and related databases.
10.      All Assets disposed of in the ordinary course of the Business from the date of this Agreement through the Closing Date.
11.      All refunds or credits, if any, of Tax due to Seller.
12.      All real property used or held for use by Seller in the conduct of the Business; all leases and subleases of such real property as to which Seller is the lessee or sublessee (other than the Lease Agreement dated December 30, 1992, between Robert Nichols Enterprises, Inc. and Seller, as amended, supplemented, extended or modified from time to time); and all security deposits deposited by or on behalf of Seller as lessee or sublessee under any such lease or sublease.
13.      All motor vehicles owned or leased by Seller and used or held for use in the conduct of the Business.
14.      The minute books, stock transfer books and corporate seal of Seller.
15.      Any rights (including indemnification) and claims and recoveries under litigation of Seller against third parties arising out of or relating to events prior to the Closing.
16.      The following information technology assets:

•           All Wide Area hardware & software components located in Jacksonville that are owned and supported by J&J NCS including, but limited to the following:
             •           Cisco 4000 Router & modem
             •           AT&T CSU / DSU device
             •           El Paso AT&T – Timplex Equipment

•           All IT Assets located in Arlington, Sherman and El Paso, Texas  and Juarez, Mexico  including but not limited to all servers, mid-range equipment (Dec Vax’s), communication equipment, network equipment, desktop computer equipment and software to include but not limited to:
                           Virus Protection
                           Chameleon Hostlink
                           PACT
                           Documentum (DCS)
                           Microsoft Windows 1995
                           Metaframe Licenses
                           Oracle Licenses
                           Oracle Database Monitoring Tools
                           ACM Supply Chain Software (Rhythm DP, SCP SCM Data Whs)
                           All i2 Software
                           BGS Software
                           Lotus Notes Software and Databases (PRRS for QA)
                           Lawson HRS Software
                           Field Sales Software / SMART
                           Power Builder Software
                           DEC Forms Software (Used by ManMan)
                           Arbor Budget & Financial Reporting System (ESSBASE)
                           Man Man Software
                           ESS Financial Reporting
                           DSO Daily Sales
                           DSS Shipping
                           Darwin Corp Reporting
                           Integral General Ledger
                           All Microsoft Software
                           Visio Flowcharting Software
                           Vital Signs (Executive Reporting System)
                           Safari Report Writer (ManMan Reporting)
                           RMI (Raw Material Inventory – Add – on to ManMan)
                           Rush Creek Report Distribution System
                           All Cognos software & licenses (Powerplay, Impromptu, etc)
                           MiniTab (Statistical analysis Software)
                           AutoCAD
                           Dec Talk
                           Pal Remote software
                           COACT / Interact Corporate Software
                           Voice Mail

•           The following Software located at Jacksonville

             MRP software purchased by JJM from Dataworks
                           (Currently owned and supported by Epicore)
             Network Software Packages
             Wide Area Network Software
             Lawson HRS System
             Oracle Licenses
             Oracle Database Monitoring Tools
             All Lotus Notes Software & Databases
             All Microsoft software (Windows, Office, Exchange, etc. )
             Visio Flowcharting Software
             Rush Creek Report Distribution System
             All Cognos software & licenses (Powerplay, Impromptu, etc)
             MiniTab (Statistical analysis Software)
             AutoCAD
             PAL (Remote Access Software)
             DSO (Daily sales & Orders)
             Corporate Accounts Payable system (PACT)
             Corporate General Ledger & Fixed Assets
Asset number	Description

950AC26700	MISSING TOOLING FOR CIDEX BUCKET
990AJ72200	DATAWORKS SOFTWARE

EXHIBIT C

To Asset Purchase Agreement

ASSUMED LIABILITIES

             All debts, obligations and liabilities whatsoever of the Business under all Assumed Agreements.

             All warranty obligations for Products sold, rented or otherwise conveyed by Seller to unaffiliated third parties as of and prior to the Closing Date.

EXHIBIT D

To Asset Purchase Agreement

SELECTED EMPLOYEES

Last Name	First Name	Employee Job Title
ADKINS	MICHAEL	TECH SVCS COORD
BLACK JR	VIRGIL	ASSEMBLY OPERATOR
BLANTON	BRENDA	ASSEMBLY OPERATOR
COLLINS	MARY	ASSEMBLY OPERATOR
COSLETT	RACHEL	RECEPTIONIST
DAVIS	NANLI	CUST SERVICE CLERK
DENNIS	JEARLENE	ASSEMBLY OPERATOR
ELLIS	TENNA	PRODUCTION ASSEMBLY LEAD
GATZKA	VALERIE	DOC CONTROLLER
HARVEST	EVELYN	ASSEMBLY OPERATOR
HELM	REBECCA	SHIP/RECEIVE LEAD
HIPOLITO	BEN	MOLDING TECH
JOHNSON	MARTHA	FACILITIES OPERATOR
JONES	JAMES	PRODUCTION MOLDING LEAD
MORELAND	CAROLYN	QA INSPECTOR
POWELL	VERLINE	ASSEMBLY OPERATOR
ROBERTS	JESSIE	ASSEMBLY OPERATOR
SCOTT	MYLENDA	ASSEMBLY OPERATOR
SIZEMORE	ROWENA	ASSEMBLY OPERATOR
SMITH	PAULA	QA LEAD
THOMPSON	CONNIE	SHIP/RECEIVE CLERK
BARTON	JOE HELEN	PURCH ASST
CLARK	MICHAEL	PLT MGR JACKSONVILLE
EDWARDS	PEGGY	ACCT
MACKEY	GARRETT	MANUF SUPV
THOMAS	ROSA	CUSTOMER SERV SUPVR

EXHIBIT E

To Asset Purchase Agreement

SEVERANCE PAY PLAN BENEFIT FORMULA

BENEFIT FORMULA:	Two (2) weeks of Compensation Per Year of Service*

	Employee Type	Weeks of Compensation**
MINIMUM BENEFIT:	Non-Exempt Employees	4 Weeks
	Exempt Employees (not eligible for an executive bonus)	8 Weeks
	Exempt Employees (eligible for an executive bonus)	12 Weeks
MAXIMUM BENEFIT:	All Eligible Employees	104 Weeks

* A “Year of Service” is a twelve month period of employment as an eligible employee.
** “Compensation” shall mean an eligible employee’s base salary or rate in effect upon the occurrence of the eligible employee’s Severance Event.

Medical / Dental Coverage Continuation

Employees may maintain the Medical / Dental coverage that they were enrolled in as an active employee provided the required contributions are made during the severance period.  The employee contributions remain the same as those required as an active employee.  This coverage may be continued for the severance period but in no event to exceed a period of 12 months.

EXHIBIT F

To Asset Purchase Agreement

PERIODS OF PRIOR SERVICE

Last Name	First Name	Employee Job Title	Adjusted Hire Date	Service Years
ADKINS	MICHAEL	TECH SVCS COORD	4/29/92	8.87
BLACK JR	VIRGIL	ASSEMBLY OPERATOR	7/28/97	3.62
BLANTON	BRENDA	ASSEMBLY OPERATOR	9/30/91	9.45
COLLINS	MARY	ASSEMBLY OPERATOR	6/5/00	0.76
COSLETT	RACHEL	RECEPTIONIST	2/7/00	1.09
DAVIS	NANLI	CUST SERVICE CLERK	2/28/00	1.03
DENNIS	JEARLENE	ASSEMBLY OPERATOR	1/13/92	9.16
ELLIS	TENNA	PRODUCTION ASSEMBLY LEAD	2/20/89	12.06
GATZKA	VALERIE	DOC CONTROLLER	10/26/98	2.37
HARVEST	EVELYN	ASSEMBLY OPERATOR	5/22/95	5.81
HELM	REBECCA	SHIP/RECEIVE LEAD	4/2/90	10.94
HIPOLITO	BEN	MOLDING TECH	9/28/98	2.45
JOHNSON	MARTHA	FACILITIES OPERATOR	10/5/98	2.43
JONES	JAMES	PRODUCTION MOLDING LEAD	6/27/90	10.71
MORELAND	CAROLYN	QA INSPECTOR	10/1/85	15.45
POWELL	VERLINE	ASSEMBLY OPERATOR	2/10/93	8.08
ROBERTS	JESSIE	ASSEMBLY OPERATOR	9/24/85	15.47
SCOTT	MYLENDA	ASSEMBLY OPERATOR	8/22/88	12.56
SIZEMORE	ROWENA	ASSEMBLY OPERATOR	9/9/96	4.5
SMITH	PAULA	QA LEAD	5/9/88	12.84
THOMPSON	CONNIE	SHIP/RECEIVE CLERK	3/29/99	1.95
BARTON	JOE HELEN	PURCH ASST	2/20/90	11.06
CLARK	MICHAEL	PLT MGR JACKSONVILLE	7/27/98	2.62
EDWARDS	PEGGY	ACCT	1/7/85	16.18
MACKEY	GARRETT	MANUF SUPV	12/13/99	1.24
THOMAS	ROSA	CUSTOMER SERV SUPVR	8/17/81	19.58

EXHIBIT G

To Asset Purchase Agreement

2001 VACATION

Last Name	First Name	Employee Job Title	Vacation Entitlement
ADKINS	MICHAEL	TECH SVCS COORD	3 Weeks
BLACK JR	VIRGIL	ASSEMBLY OPERATOR	2 Weeks
BLANTON	BRENDA	ASSEMBLY OPERATOR	4 Weeks
COLLINS	MARY	ASSEMBLY OPERATOR	2 Weeks
COSLETT	RACHEL	RECEPTIONIST	2 Weeks
DAVIS	NANLI	CUST SERVICE CLERK	2 Weeks
DENNIS	JEARLENE	ASSEMBLY OPERATOR	3 Weeks
ELLIS	TENNA	PRODUCTION ASSEMBLY LEAD	4 Weeks
GATZKA	VALERIE	DOC CONTROLLER	2 Weeks
HARVEST	EVELYN	ASSEMBLY OPERATOR	3 Weeks
HELM	REBECCA	SHIP/RECEIVE LEAD	4 Weeks
HIPOLITO	BEN	MOLDING TECH	2 Weeks
JOHNSON	MARTHA	FACILITIES OPERATOR	2 Weeks
JONES	JAMES	PRODUCTION MOLDING LEAD	4 Weeks
MORELAND	CAROLYN	QA INSPECTOR	4 Weeks
POWELL	VERLINE	ASSEMBLY OPERATOR	3 Weeks
ROBERTS	JESSIE	ASSEMBLY OPERATOR	4 Weeks
SCOTT	MYLENDA	ASSEMBLY OPERATOR	4 Weeks
SIZEMORE	ROWENA	ASSEMBLY OPERATOR	3 Weeks
SMITH	PAULA	QA LEAD	4 Weeks
THOMPSON	CONNIE	SHIP/RECEIVE CLERK	2 Weeks
BARTON	JOE HELEN	PURCH ASST	4 Weeks
CLARK	MICHAEL	PLT MGR JACKSONVILLE	2 Weeks
EDWARDS	PEGGY	ACCT	4 Weeks
MACKEY	GARRETT	MANUF SUPV	2 Weeks
THOMAS	ROSA	CUSTOMER SERV SUPVR	5 Weeks

SCHEDULE 2.5

To Asset Purchase Agreement

ALLOCATION OF PURCHASE PRICE

NOTE:  The attached schedule is indicative only.  It is based on a preliminary assessment of the fair market value of each relevant tangible and intangible asset class other than goodwill.  The purchase price is to be determined.  The allocation to goodwill will be the residual amount.  Global goodwill is allocated among J&J affiliates based upon sales activity.  Our allocation methodology reflects the requirements of Section 1060 of the Code and the U.S. Treasury regulations promulgated thereunder.

             We expect to revise this schedule to reflect:  (i) purchase price and post closing adjustments to purchase price, (ii) refined assessments of the fair market value of the asset classes sold and (iii) revised information about the sales activities of J&J affiliates.

ALLOCATION BY ASSET CLASS

	US	International	Total
PP&E	$328,137		$$328,137
Inventory (Net)	$652,179	$119,000	$771,179
Containers	$425,148		$$425,148
Patents/Trademarks	$1,175,536		$$1,175,536
TOTAL	$2,581,000	$119,000	$2,700,000

SCHEDULE 3.5

To Asset Purchase Agreement

REQUIRED CONSENTS

             Seller is party to a Patent and Know-How Assignment and Royalty Agreement, dated as of December 30, 1992, with Robert Nichols, an individual residing in Jacksonville, Texas (“Nichols”), William Patterson, an individual residing in Jacksonville, Texas (“Patterson”), Ronald Cocquyt, an individual residing in Mt. Clemens, Michigan (“Cocquyt”), and Richard Mayfield, an individual residing in Milwaukee, Wisconsin (“Mayfield”), (Nichols, Patterson, Cocquyt, and Mayfield being referred to as the “Stockholders”) (the “Patent and Know-How Assignment and Royalty Agreement”).  (Each capitalized term is defined in the Patent and Know-How Assignment and Royalty Agreement.)  Section 3.3 of the Patent and Know-How Assignment and Royalty Agreement states:

Buyer [Johnson & Johnson Medical, Inc.] shall have total and absolute discretion in the operation of the Business, including the right to terminate or sell all or part of the Business (including the Patents) without further obligation to the Stockholders (except in the case of sales or dispositions to an Affiliate of Buyer) subject to the purchaser or assignee of the Business assuming the obligations hereunder to make Contingent Payments in accordance with Section 3.2 hereof and obligations under the Asset Agreement, after which Buyer shall have no further liability therefor; provided, Buyer shall not sell the Business to a party whom the Stockholders holding in the aggregate at least 55% interest in the Contingent Payments reasonably believe, based on such party’s reputation or creditworthiness, may be unwilling or unable to make such payments as and when due.

SCHEDULE 3.8

To Asset Purchase Agreement

CONTRACTS AND COMMITMENTS

STERION Rental Contracts (Blue)

Acct. No#	Hospital Name	Location	Comments:

9209	Carteret Gen. Hospital	Morehead Cty.,NC	Disp. Filters
72918	Chico Surgery Center	Chico, CA	Disp. Filters
9119	Civista Health	La Plata, MD	Disp. Filters
7026	Cloumbia Hospital	Palm Beach, FL	Ceramic Filter
3422	Condell Medical Ctr	Libertyville, IL	CERAMIC FILTERS
6738	Covenant Hospital	Levelland, TX	Ceramic Filters
9247	Crawford Long Mem Hosp	Atlanta, GA	Ceramic
6640	Doctors Hsp. Of Opelousas	Opelousas, LA	Disp. Filters
7094	Doctors Reg Med Ctr	Corpus Chrisit, TX	Disp Filters
11409	East Texas Medical Ctr.	Crockett, TX	Disp. Filters
3919	Emanuel Med Ctr	Turlach, CA	Disp. Filters
2885	Emory University Hosp	Atlanta, GA	Ceramic Filter
6639	Eunice Reg Med Ctr	Eunice, LA	Disp. Filters
3577	Freeman Hospital	Joplin, MO	Ceramic Filter
6579	Freeman Hospital East	Joplin, MO	Disp Filters
11602	Gibson Comm. Hosp.	Gibson City, IL	Disp. Filters
9295	Glades General Hosp	Belle Glade, FL	Disp Filters
54093	Golden Triangel Surgery	Murrieta, CA	Disp Filters
3482	Grant Hosp. Of Chicago	Chicago,IL	Disp Filters
8532	HCA N Monroe Hosp	Monroe, LA	Ceramic Filters
4960	Helen Keller Mem Hosp	Sheffield, AL	Ceramic Filter
9296	Hendry General Hospital	Clewiston, FL	Ceramic Filter
14160	Hereford Reg Med Ctr	Herford, TX	Disp Filters
11754	Hutchinson Comm Hosp	Hutchinson, MN	Disp. Filters
7304	Malden Hospital	Malden, MA	Disp Filters
2791	Memorial Reg Med Crt.	Mechanicville,VA	Ceramic
6298	Mercy Hospital	Port Hurn, MI	Ceramic
6185	Methodist Hlthcare	Jackson, TN	Disp Filters
10433	Methodist Hosp. North	Memphis,TN	Disp. filters
9251	Metropolitan Hospital	Atlanta,GA	Ceramic
7710	Millcreek Comm Hosp.	Erie,PA	Disp. Filters
4879	Munroe Reg Med Ctr	Ocala, FL	Ceramic Filters
12397	Northcrest Med Ctr	Springfeild, TN	Ceramic Filters
3212	Pontiac Osteopathic Hosp	Pontiac, MI	Disposable Fltrs
6730	Rio Grand Regional Hosp	McAllen, TX	Disp Filters
13803	Roy H. Laird Mem Hosp	Kilgore, TX	Disp Filters
2786	Shenandoah Mem Hosp	Woodstock,VA	Disp Filters
53380	South Ohio Med Center	Portsmoute, OH	Disp Filters
4199	St. Lukes Med Center	Pacadena, CA	Disp Filters
6953	St. Marys Hospital	Lenardtown, MD	Disp Filters
5831	Suttern Medical Center	Santa Rosa, CA	Disp Filters
3309	Trinity Medical Ctr North	Davenpot, IA
3165	Van Wert Cnty. Hospital	Van Wert, OH	Disp Filters

STERION Rental Contracts (Gray)

Acct. No#	Hospital Name	Location	PO#	Comments:
9247	Crawford Long Mem Hosp	Atlanta, GA	CA4-0010B	Clear lid with ceramic
3919	Emanual Med Ctr	Turloch, CA	22419	Premier Customer w/disposable filters
8532	HCA N Monroe Hosp	Monroe, LA	75920	Disp. Filters
4960	Helen Keller Mem Hosp	Sheffield, AL	REX7223	Disp. Filters
10319	Huggins Hospital	Wolfeboro, NH	5411-2	Ceramic Filters
26036	Huntington Outpatient S C	Pasadena, CA	560	Disp. Filters
3052	Licking Mem Hosp	Newark, OH	50800	Disp. Filters
5595	Matagorda General Hosp	Bay City, TX	35529	Disp. Filters
3915	Mem Hosp Assoc	Modesro, CA	156498	Disp. Filters
6585	Moberly Reg. Med. Ctr.	Moberly, MO	9004	Disp. Filters
57465	N. Florida Surgical Ctr	Gainsville, FL	204003	Ceramic
55885	Park Medical Center	Columbus, OH	20143	Disp. Filters
9285	South Shore Hospital	Miami Beach, FL	88959SR	Ceramic Filters
6953	St.Marys Hospital	Leonardtown, MD	P59591	Disp. Filters
45821	Ukiah Valley Med Ctr	Ukiah, CA	113467	Disp Filters
4789	West Georgia Med Ctr	Lagrange, GA	Rental	Disp Filters
9309	Woodland Comm Hosp	Cullman, AL	19925	Disp Filters

ULTRALLOY Sterile Case Rental Contracts

Acct. No#	Hospital Name	Location	PO#
321511	Carilion Bedford Hospital	Bedford, VA	7181
9247	Crawford Long Mem Hosp	Atlanta, GA	CA4-0010B
3885	St. Helena Hospital	Deer Park, CA	7260

Additional Contracts

1.          Letter of Confirmation of Verbal Agreement between Johnson & Johnson Medical Division of Ethicon, Inc. and Myco Plastics, Inc. dated September 29, 2000.
2.          Services Agreement between Johnson & Johnson Medical Division of Ethicon, Inc. and Professional Health Sales, Inc. (PHS) dated May 5, 1998 and addendum dated March 5, 1999.
3.          Supply Agreement (Sales) between Premier Purchasing Partners LP and Johnson & Johnson Healthcare Services dated August 1, 2000 (amendment 4, price adjustment notification).
4.          Supply Agreement (Sales) between HealthSouth Inc. and Johnson & Johnson Healthcare Systems Inc. dated March 1, 1998.
5.          Supply Agreement (Sales) between Allina Health System and Johnson & Johnson Healthcare Systems, Inc. dated December 19, 1996.
6.          Supply Agreement (Sales) between ScrippsHealth System and Johnson & Johnson Healthcare Systems, Inc. dated June 13, 1996.

7.          Supply Agreement (Sales) between Baptist Memorial Healthcare Corp. and Johnson & Johnson Healthcare Systems, Inc. dated July 1999.
8.          Supply Agreement (Sales) between AmHS-Heritage and Johnson & Johnson Medical Division of Ethicon, Inc. dated July, 1995.
9.          Supply Agreement (Sales, Courtesy) between VHA/Integra and Johnson & Johnson Medical Division of Ethicon, Inc. dated January 1, 2001.
10.        Patent and Know-How Assignment and Royalty Agreement between Johnson & Johnson Medical, Inc., and Robert Nichols, William Patterson, Ronald Cocquyt and Richard Mayfield dated as of December 30, 1992.
11.        Lease Agreement between Johnson & Johnson Medical and Robert Nichols Enterprises, Inc., dated as of December 30, 1992 and letter extension dated September 26, 2000.
12.        Letter Agreement between Johnson & Johnson Medical Division of Ethicon, Inc. and Robert Nichols dated June 20, 2000.

CONTRACTS AND COMMITMENTS (International)

FRANCE

Supply (Sales) Agreements with the following customers:

No.	Customer Involved	Start Date	End Date
Written
FRWRIT01	Hopital Ap Paris	1/1/01	12/31/01
Verbal
FRVERB01	Pierre Fabre Industrie	4/1/00	3/31/01
FRVERB02	Climdal Lyon	1/1/01	12/31/01

JAPAN

Exclusive Distributorship Agreement between Johnson & Johnson Medical K.K. and Nissho Sangyo K.K., dated December 21, 1998.

UNITED KINGDOM

Supply Agreement (Sales) between Johnson & Johnson Medical Ltd. and South Cleveland Drape dated March 27, 1998.

CANADA

Supply (Sales) Agreements with the following customers:

Contract #	Customer	Start Date	End Date

20825	St. John's Gen Hosp.	11/1/96	10/31/01
22028	Perley & Rideau Veterans Hosp.	1/1/97	3/31/03
23771	Enfant Jesus Universitaire	4/2/98	3/31/01
24074	TNT Delivery Services Inc	7/1/98	6/30/01
24619	York County Hosp.	1/1/98	12/31/02
26442	Scarborough Gen. Hosp.	5/31/99	4/30/01
27846	Perley & Rideau Veterans Hosp.	2/23/00	12/31/01
27996	Hotel Dieu Grace Hosp.	3/14/00	6/30/01
28267	Health Sciences Center	4/26/00	3/31/01
28312	Toronto Hospital	4/26/00	6/30/01
28342	Chuq. Center Hosp. Univ.	3/15/00	3/14/02
28412	Source Medical/Credit Valley	6/1/00	4/30/01
28531	Cardiologie Institute	6/1/00	5/31/01
29017	Hotel Dieu Grace Hosp.	9/1/00	8/31/03
29280	Toronto Hospital	10/18/00	6/30/01
29394	Toronto Hospital	11/3/00	6/30/01
29598	Saskatoon District	10/1/00	9/30/01
29608	Saskatoon District	11/1/00	9/30/01
30179	Sick Children	9/20/00	9/30/01

SCHEDULE 3.11

To Asset Purchase Agreement

BUSINESS INTELLECTUAL PROPERTY

Trademarks

STERION

country: UNITED STATES	orig co: SURGIKOS INC. - USA	regt co: J&J ONE J&J PLAZA - USA
word/design: WORD	language: ROMAN	reg. no: 1585477	reg. date: 03 1990
expiration date: 03 2010	next action date: 03 2010	reg. status: REGD: RENEWED	sector : PROFESSIONAL
goods: HEAT STERILIZATION UNIT USED TO STERILIZE MEDICAL AND SURGICAL EQUIPMENT
class coverage:	10 EXACT: STERILIZATION EQUIPMENT AND SUPPLIES

STERION

country: UNITED STATES	orig co: J&J MEDICAL, INC. - USA	regt co: J&J ONE J&J PLAZA - USA
word/design: WORD	language: ROMAN	reg. no: 1842831	reg. date: 07 1994
expiration date: 07 2004	next action date: 07 2004	reg. status: REGISTERED	sector : PROFESSIONAL
goods: STERILIZATION CONTAINER SYSTEM COMPRISING FILTERS AND COMPONENT PIECES THEREOF
class coverage:	10 EXACT: STERILIZATION CONTAINER SYSTEM COMPRISING FILTER AND COMPONENT

STERION.COM

country: UNITED STATES	orig co: SURGIKOS INC. - USA	regt co: J&J ONE J&J PLAZA - USA
word/design: WORD	language: ROMAN	reg. no: **	reg. date: 10 1996
expiration date: 10 2001	next action date: 10 2001	reg. status: REGD: RENEWED	sector : PROFESSIONAL
goods: DOMAIN NAME

STERION

country: ARGENTINA	orig co: J&J MEDICAL, INC. - USA	regt co: J&J ONE J&J PLAZA - USA
word/design: WORD	language: ROMAN	reg. no: 1500047	reg. date: 01 1994
expiration date: 01 2004	next action date: 01 2004	reg. status: REGISTERED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	11 WHOLE

STERION

country: ARGENTINA	orig co: J&J MEDICAL, INC. - USA	regt co: J&J ONE J&J PLAZA - USA
word/design: WORD	language: ROMAN	reg. no: 1522127	reg. date: 05 1994
expiration date: 05 2004	next action date: 05 2004	reg. status: REGISTERED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage: 10 EXACT: SURGICAL AND MEDICAL APPARATUS

STERION

country: AUSTRALIA	orig co: J&J MEDICAL, INC. - USA	regt co: J&J ONE J&J PLAZA - USA
word/design: WORD	language: ROMAN	reg. no: 586374	reg. date: 09 1992
expiration date: 09 2009	next action date: 09 2009	reg. status: REGD: RENEWED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage: 10 WHOLE

STERION

country: AUSTRALIA	orig co: J&J MEDICAL, INC. - USA	regt co: J&J ONE J&J PLAZA - USA
word/design: WORD	language: ROMAN	reg. no: 586376	reg. date: 09 1992
expiration date: 09 2009	next action date: 09 2009	reg. status: REGD: RENEWED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage: 11 WHOLE

STERION

country: AUSTRIA	orig co: J&J MEDICAL, INC. - USA	regt co: JANSSEN PHARM - BELGIUM
word/design: WORD	language: ROMAN	reg. no: 591827	reg. date: 09 1992
expiration date: 09 2012	next action date: 09 2012	reg. status: REGISTERED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	10 PARTIAL: SURGICAL AND MEDICAL APPARATUS
11 PARTIAL: APPARATUS FOR STERILIZING

STERION

country: BENELUX	orig co: J&J MEDICAL, INC. - USA	regt co: JANSSEN PHARM - BELGIUM
word/design: WORD	language: ROMAN	reg. no: 513999	reg. date: 06 1992
expiration date: 06 2002	next action date: 06 2002	reg. status: REGISTERED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	10 PARTIAL: SURGICAL AND MEDICAL APPARATUS
11 PARTIAL: APPARATUS FOR STERILIZING

STERION

country: BRAZIL	orig co: J&J MEDICAL, INC. - USA	regt co: J&J ONE J&J PLAZA - USA
word/design: WORD	language: ROMAN	reg. no: 816968403	reg. date: 04 1995
expiration date: 04 2005	next action date: 04 2005	reg. status: REGISTERED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	9.15 WHOLE

STERION

country: CANADA	orig co: J&J MEDICAL, INC. - USA	regt co: J&J ONE J&J PLAZA - USA
word/design: WORD	language: ROMAN	reg. no: 430399	reg. date: 07 1994
expiration date: 07 2009	next action date: 07 2009	reg. status: REGISTERED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS

STERION

country: CHILE	orig co: J&J MEDICAL, INC. - USA	regt co: J&J ONE J&J PLAZA - USA
word/design: WORD	language: ROMAN	reg. no: 429878	reg. date: 08 1994
expiration date: 08 2004	next action date: 08 2004	reg. status: REGISTERED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	10 WHOLE

STERION

country: CHILE	orig co: J&J MEDICAL, INC. - USA	regt co: J&J ONE J&J PLAZA - USA
word/design: WORD	language: ROMAN	reg. no: 429879	reg. date: 08 1994
expiration date: 08 2004	next action date: 08 2004	reg. status: REGISTERED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	11 WHOLE

STERION

country: CHINA, PEOPLES REPUBLIC	orig co: SURGIKOS INC. - USA	regt co: J&J ONE J&J PLAZA - USA
word/design: WORD	language: ROMAN	reg. no: 731020	reg. date: 02 1995
expiration date: 02 2005	next action date: 02 2005	reg. status: REGISTERED	sector : PROFESSIONAL
goods: HEAT STERILIZATION UNIT USED TO STERILIZE MEDICAL AND SURGICAL EQUIPMENT
class coverage:	10 EXACT: HEAT STERILIZATION UNIT USED TO STERILIZE MEDICAL AND SURGICAL

STERION

country: CHINA, PEOPLES REPUBLIC	orig co: J&J MEDICAL, INC. - USA	regt co: J&J ONE J&J PLAZA - USA
word/design: WORD	language: SIMPLE CHINESE	reg. no: 1186879	reg. date: 06 1998
expiration date: 06 2008	next action date: 06 2008	reg. status: REGISTERED	sector : PROFESSIONAL
goods: (SIMPLIFIED)
class coverage:	10 WHOLE

STERION

country: COLOMBIA	orig co: J&J MEDICAL, INC. - USA	regt co: J&J ONE J&J PLAZA - USA
word/design: WORD	language: ROMAN	reg. no: 156288	reg. date: 03 1994
expiration date: 03 2004	next action date: 03 2004	reg. status: REGISTERED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	10 WHOLE

STERION

country: COLOMBIA	orig co: J&J MEDICAL, INC. - USA	regt co: J&J ONE J&J PLAZA - USA
word/design: WORD	language: ROMAN	reg. no: 156287	reg. date: 03 1994
expiration date: 03 2004	next action date: 03 2004	reg. status: REGISTERED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	11 WHOLE

STERION

country: COSTA RICA	orig co: J&J MEDICAL, INC. - USA	regt co: J&J ONE J&J PLAZA - USA
word/design: WORD	language: ROMAN	reg. no: 83189	reg. date: 07 1993
expiration date: 07 2003	next action date: 07 2003	reg. status: REGISTERED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	10 WHOLE

STERION

country: COSTA RICA	orig co: J&J MEDICAL, INC. - USA	regt co: J&J ONE J&J PLAZA - USA
word/design: WORD	language: ROMAN	reg. no: 123125	reg. date: 12 2000
expiration date: 12 2010	next action date: 12 2010	reg. status: REGISTERED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS

STERION

country: CROATIA	orig co: J&J MEDICAL, INC. - USA	regt co: JANSSEN PHARM - BELGIUM
word/design: WORD	language: ROMAN	reg. no: 591827	reg. date: 12 1992
expiration date: 09 2012	next action date: 09 2012	reg. status: REGISTERED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	10 PARTIAL: SURGICAL AND MEDICAL APPARATUS
11 PARTIAL: APPARATUS FOR STERILIZING

STERION

country: CZECHOSLOVAKIA	orig co: J&J MEDICAL, INC. - USA	regt co: JANSSEN PHARM - BELGIUM
word/design: WORD	language: ROMAN	reg. no: 591827	reg. date: 09 1992
expiration date: 09 2012	next action date: 09 2012	reg. status: REGISTERED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	10 PARTIAL: SURGICAL AND MEDICAL APPARATUS
11 PARTIAL: APPARATUS FOR STERILIZING

STERION

country: CZECH REPUBLIC	orig co: J&J MEDICAL, INC. - USA	regt co: JANSSEN PHARM - BELGIUM
word/design: WORD	language: ROMAN	reg. no: 591827	reg. date: 02 1993
expiration date: 09 2012	next action date: 09 2012	reg. status: REGISTERED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	10 PARTIAL: SURGICAL AND MEDICAL APPARATUS
11 PARTIAL: APPARATUS FOR STERILIZING

STERION

country: DOMINICAN REPUBLIC	orig co: J&J MEDICAL, INC. - USA	regt co: J&J ONE J&J PLAZA - USA
word/design: WORD	language: ROMAN	reg. no: 55943	reg. date: 01 1993
expiration date: 01 2013	next action date: 01 2013	reg. status: REGISTERED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	10 WHOLE
11 WHOLE

STERION

country: ECUADOR	orig co: J&J MEDICAL, INC. - USA	regt co: J&J ONE J&J PLAZA - USA
word/design: WORD	language: ROMAN	reg. no: 3530	reg. date: 10 1994
expiration date: 10 2004	next action date: 10 2004	reg. status: REGISTERED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	10 WHOLE

STERION

country: ECUADOR	orig co: J&J MEDICAL, INC. - USA	regt co: J&J ONE J&J PLAZA - USA
word/design: WORD	language: ROMAN	reg. no: 3529	reg. date: 10 1994
expiration date: 10 2004	next action date: 10 2004	reg. status: REGISTERED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	11 WHOLE

STERION

country: FRANCE	orig co: J&J MEDICAL, INC. - USA	regt co: JANSSEN PHARM - BELGIUM
word/design: WORD	language: ROMAN	reg. no: 591827	reg. date: 06 1996
expiration date: 09 2012	next action date: 09 2012	reg. status: REGISTERED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	10 PARTIAL: SURGICAL AND MEDICAL APPARATUS
11 PARTIAL: APPARATUS FOR STERILIZING

STERION

country: GERMANY	orig co: J&J MEDICAL, INC. - USA	regt co: JANSSEN PHARM - BELGIUM
word/design: WORD	language: ROMAN	reg. no: 591827	reg. date: 09 1992
expiration date: 09 2012	next action date: 09 2012	reg. status: REGISTERED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	10 PARTIAL: SURGICAL AND MEDICAL APPARATUS
11 PARTIAL: APPARATUS FOR STERILIZING

STERION

country: GREECE	orig co: J&J MEDICAL, INC. - USA	regt co: J&J ONE J&J PLAZA - USA
word/design: WORD	language: ROMAN	reg. no: 110324	reg. date: 08 1992
expiration date: 08 2002	next action date: 08 2002	reg. status: REGISTERED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	10 WHOLE
11 WHOLE

STERION

country: GUATEMALA	orig co: J&J MEDICAL, INC. - USA	regt co: J&J ONE J&J PLAZA - USA
word/design: WORD	language: ROMAN	reg. no: 73940	reg. date: 12 1994
expiration date: 12 2004	next action date: 12 2004	reg. status: REGISTERED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	10 WHOLE

STERION

country: GUATEMALA	orig co: J&J MEDICAL, INC. - USA	regt co: J&J ONE J&J PLAZA - USA
word/design: WORD	language: ROMAN	reg. no: 74738	reg. date: 04 1995
expiration date: 04 2005	next action date: 04 2005	reg. status: REGISTERED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS

STERION

country: HONDURAS	orig co: J&J MEDICAL, INC. - USA	regt co: JANSSEN PHARM - BELGIUM
word/design: WORD	language: ROMAN	reg. no: 59886	reg. date: 04 1994
expiration date: 04 2004	next action date: 04 2004	reg. status: REGISTERED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	10 WHOLE

STERION

country: HONDURAS	orig co: J&J MEDICAL, INC. - USA	regt co: JANSSEN PHARM - BELGIUM
word/design: WORD	language: ROMAN	reg. no: 59885	reg. date: 04 1994
expiration date: 04 2004	next action date: 04 2004	reg. status: REGISTERED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	11 WHOLE

STERION

country: HUNGARY	orig co: J&J MEDICAL, INC. - USA	regt co: JANSSEN PHARM - BELGIUM
word/design: WORD	language: ROMAN	reg. no: 591827	reg. date: 09 1992
expiration date: 09 2012	next action date: 09 2012	reg. status: REGISTERED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	10 PARTIAL: SURGICAL AND MEDICAL APPARATUS
11 PARTIAL: APPARATUS FOR STERILIZING

STERION

country: INDONESIA	orig co: J&J MEDICAL, INC. - USA	regt co: J&J ONE J&J PLAZA - USA
word/design: WORD	language: ROMAN	reg. no: 321009	reg. date: 09 1993
expiration date: 09 2003	next action date: 09 2003	reg. status: REGISTERED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS

STERION

country: INDONESIA	orig co: J&J MEDICAL, INC. - USA	regt co: J&J ONE J&J PLAZA - USA
word/design: WORD	language: ROMAN	reg. no: 322043	reg. date: 09 1993
expiration date: 09 2002	next action date: 09 2002	reg. status: REGISTERED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	10 EXACT: SURGICAL AND MEDICAL APPARATUS

STERION

country: IRELAND	orig co: J&J MEDICAL, INC. - USA	regt co: J&J ONE J&J PLAZA - USA
word/design: WORD	language: ROMAN	reg. no: 150498	reg. date: 09 1992
expiration date: 09 2009	next action date: 09 2009	reg. status: REGD: RENEWED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	11 PARTIAL: APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS

STERION

country: IRELAND	orig co: J&J MEDICAL, INC. - USA	regt co: J&J ONE J&J PLAZA - USA
word/design: WORD	language: ROMAN	reg. no: 150497	reg. date: 09 1992
expiration date: 09 2009	next action date: 09 2009	reg. status: REGD: RENEWED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:10 PARTIAL: SURGICAL AND MEDICAL APPARATUS

STERION

country: ITALY	orig co: J&J MEDICAL, INC. - USA	regt co: JANSSEN PHARM - BELGIUM
word/design: WORD	language: ROMAN	reg. no: 591827	reg. date: 09 1992
expiration date: 09 2012	next action date: 09 2012	reg. status: REGISTERED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	10 PARTIAL: SURGICAL AND MEDICAL APPARATUS
11 PARTIAL: APPARATUS FOR STERILIZING

STERION

country: JAMAICA	orig co: J&J MEDICAL, INC. - USA	regt co: J&J ONE J&J PLAZA - USA
word/design: WORD	language: ROMAN	reg. no: 25826	reg. date: 10 1992
expiration date: 10 2013	next action date: 10 2013	reg. status: REGD: RENEWED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	10 EXACT: SURGICAL & MEDICAL APPARATUS AND INSTRUMENTS

STERION

country: JAMAICA	orig co: J&J MEDICAL, INC. - USA	regt co: J&J ONE J&J PLAZA - USA
word/design: WORD	language: ROMAN	reg. no: 29310	reg. date: 10 1992
expiration date: 10 2013	next action date: 10 2013	reg. status: REGD: RENEWED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	11 EXACT: HEATING AND STEAM-GENERATING APPARATUS FOR STERILIZING SURGICA

STERION

country: JAPAN	orig co: J&J MEDICAL, INC. - USA	regt co: J&J ONE J&J PLAZA - USA
word/design: WORD	language: ROMAN	reg. no: 3130361	reg. date: 03 1996
expiration date: 03 2006	next action date: 12 2005	reg. status: REGISTERED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	10 WHOLE

STERION

country: JAPAN	orig co: J&J MEDICAL, INC. - USA	regt co: J&J ONE J&J PLAZA - USA
word/design: WORD	language: KATAKANA	reg. no: 3130362	reg. date: 03 1996
expiration date: 03 2006	next action date: 12 2005	reg. status: REGISTERED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	10 WHOLE

STERION

country: KOREA (SOUTH)	orig co: J&J MEDICAL-KOREA	regt co: J&J ONE J&J PLAZA - USA
word/design: WORD	language: ROMAN	reg. no: 279489	reg. date: 11 1993
expiration date: 11 2003	next action date: 11 2003	reg. status: REGISTERED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	11 EXACT: HEAT STERILIZATION UNIT USED TO STERILIZE MEDICAL AND SURGICAL

STERION

country: KOREA (SOUTH)	orig co: J&J MEDICAL-KOREA	regt co: J&JONE J&J PLAZA - USA
word/design: WORD	language: KOREAN	reg. no: 279491	reg. date: 11 1993
expiration date: 11 2003	next action date: 11 2003	reg. status: REGISTERED	sector : PROFESSIONAL
goods: HEAT STERILIZATION UNIT USED TO STERILIZE MEDICAL AND SURGICAL EQUIPMENT
class coverage:	11 EXACT: HEAT STERILIZATION UNIT USED FO STERILIZE MEDICAL AND SURGICAL

STERION

country: MACEDONIA	orig co: J&J MEDICAL, INC. - USA	regt co: JANSSEN PHARM - BELGIUM
word/design: WORD	language: ROMAN	reg. no: 591827	reg. date: 09 1993
expiration date: 09 2012	next action date: 09 2012	reg. status: REGISTERED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	10 PARTIAL: SURGICAL AND MEDICAL APPARATUS
11 PARTIAL: APPARATUS FOR STERILIZING

STERION

country: MALAYSIA	orig co: J&J MEDICAL, INC. - USA	regt co: J&J ONE J&J PLAZA - USA
word/design: WORD	language: ROMAN	reg. no: 00939	reg. date: 02 1993
expiration date: 02 2014	next action date: 02 2014	reg. status: REGD: RENEWED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	10 PARTIAL: SURGICAL AND MEDICAL APPARATUS

STERION

country: MALAYSIA	orig co: J&J MEDICAL, INC. - USA	regt co: J&J ONE J&J PLAZA - USA
word/design: WORD	language: ROMAN	reg. no: 00940	reg. date: 02 1993
expiration date: 02 2014	next action date: 02 2014	reg. status: REGD: RENEWED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	11 PARTIAL: APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS

STERION

country: MEXICO	orig co: J&J MEDICAL, INC. - USA	regt co: J&J ONE J&J PLAZA - USA
word/design: WORD	language: ROMAN	reg. no: 458201	reg. date: 06 1992
expiration date: 06 2002	next action date: 06 2002	reg. status: REGISTERED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	11 RESTRICT: APPARATUS FOR STERILIZING

STERION

country: MEXICO	orig co: J&J MEDICAL, INC. - USA	regt co: J&J ONE J&J PLAZA - USA
word/design: WORD	language: ROMAN	reg. no: 428364	reg. date: 06 1992
expiration date: 06 2002	next action date: 06 2002	reg. status: REGISTERED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	10 WHOLE

STERION

country: NEW ZEALAND	orig co: J&J MEDICAL, INC. - USA	regt co: J&J ONE J&J PLAZA - USA
word/design: WORD	language: ROMAN	reg. no: 221143	reg. date: 09 1992
expiration date: 09 2013	next action date: 09 2013	reg. status: REGD: RENEWED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	10 WHOLE

STERION

country: NEW ZEALAND	orig co: J&J MEDICAL, INC. - USA	regt co: J&J ONE J&J PLAZA - USA
word/design: WORD	language: ROMAN	reg. no: 221144	reg. date: 09 1992
expiration date: 09 2013	next action date: 09 2013	reg. status: REGD: RENEWED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	11 WHOLE

STERION

country: NORWAY	orig co: J&J MEDICAL, INC. - USA	regt co: J&J ONE J&J PLAZA - USA
word/design: WORD	language: ROMAN	reg. no: 160633	reg. date: 12 1993
expiration date: 12 2003	next action date: 12 2003	reg. status: REGISTERED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	10 PARTIAL: SURGICAL AND MEDICAL APPARATUS
11 PARTIAL: APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS

STERION

country: PANAMA	orig co: J&J MEDICAL, INC. - USA	regt co: J&J ONE J&J PLAZA - USA
word/design: WORD	language: ROMAN	reg. no: 063420	reg. date: 03 1994
expiration date: 03 2004	next action date: 03 2004	reg. status: REGISTERED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	10 EXACT: HEAT STERILIZATION UNIT USED TO STERILIZE MEDICAL AND SURGICAL

STERION

country: PERU	orig co: J&J MEDICAL, INC. - USA	regt co: JANSSEN PHARM - BELGIUM
word/design: WORD	language: ROMAN	reg. no: 101856	reg. date: 03 1993
expiration date: 03 2003	next action date: 03 2003	reg. status: REGISTERED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	10 WHOLE

STERION

country: PERU	orig co: J&J MEDICAL, INC. - USA	regt co: JANSSEN PHARM - BELGIUM
word/design: WORD	language: ROMAN	reg. no: 101857	reg. date: 03 1993
expiration date: 03 2003	next action date: 03 2003	reg. status: REGISTERED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	11 WHOLE

STERION

country: PHILIPPINES	orig co: J&J MEDICAL, INC. - USA	regt co: J&J ONE J&J PLAZA - USA
word/design: WORD	language: ROMAN	reg. no: 56609	reg. date: 12 1993
expiration date: 12 2013	next action date: 12 2003	reg. status: REGISTERED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	10 EXACT: HEAT STERILIZATION UNIT USED TO STERILIZE MEDICAL AND SURGICAL

STERION

country: POLAND	orig co: J&J MEDICAL, INC. - USA	regt co: JANSSEN PHARM - BELGIUM
word/design: WORD	language: ROMAN	reg. no: 591827	reg. date: 09 1992
expiration date: 09 2012	next action date: 09 2012	reg. status: REGISTERED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	10 PARTIAL: SURGICAL AND MEDICAL APPARATUS
11 PARTIAL: APPARATUS FOR STERILIZING

STERION

country: PORTUGAL	orig co: J&J MEDICAL, INC. - USA	regt co: JANSSEN PHARM - BELGIUM
word/design: WORD	language: ROMAN	reg. no: 591827	reg. date: 09 1992
expiration date: 09 2012	next action date: 09 2002	reg. status: REGISTERED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	10 PARTIAL: SURGICAL AND MEDICAL APPARATUS
11 PARTIAL: APPARATUS FOR STERILIZING

STERION

country: RUSSIAN FEDERATION orig co: J&J MEDICAL, INC. - USA		regt co: JANSSEN PHARM - BELGIUM
word/design: WORD	language: ROMAN	reg. no: 591827	reg. date: 09 1992
expiration date: 09 2012	next action date: 09 2012	reg. status: REGISTERED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	10 PARTIAL: SURGICAL AND MEDICAL APPARATUS
11 PARTIAL: APPARATUS FOR STERILIZING

STERION

country: SINGAPORE	orig co: J&J MEDICAL, INC. - USA	regt co: J&J ONE J&J PLAZA - USA
word/design: WORD	language: ROMAN	reg. no: 70	reg. date: 01 1993
expiration date: 01 2003	next action date: 01 2003	reg. status: REGISTERED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	11 EXACT: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURG

STERION

country: SINGAPORE	orig co: J&J MEDICAL, INC. - USA	regt co: J&J ONE J&J PLAZA - USA
word/design: WORD	language: ROMAN	reg. no: 271	reg. date: 01 1993
expiration date: 01 2003	next action date: 01 2003	reg. status: REGISTERED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	10 PARTIAL: SURGICAL& MEDICAL APPARATUS

STERION

country: SINGAPORE	orig co: J&J MEDICAL, INC. - USA	regt co: J&J ONE J&J PLAZA - USA
word/design: WORD	language: STANDARD CHINES	reg. no: 2061H	reg. date: 02 1997
expiration date: 02 2007	next action date: 02 2007	reg. status: REGISTERED	sector : PROFESSIONAL
goods: ("SHI TE LONG")
class coverage:	10 EXACT: SURGICAL & MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURG

STERION

country: SLOVAK REPUBLIC	orig co: J&J MEDICAL, INC. - USA	regt co: JANSSEN PHARM - BELGIUM
word/design: WORD	language: ROMAN	reg. no: 591827	reg. date: 09 1993
expiration date: 09 2012	next action date: 09 2012	reg. status: REGISTERED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	10 PARTIAL: SURGICAL AND MEDICAL APPARATUS
11 PARTIAL: APPARATUS FOR STERILIZING

STERION

country: SLOVENIA	orig co: J&J MEDICAL, INC. - USA	regt co: JANSSEN PHARM - BELGIUM
word/design: WORD	language: ROMAN	reg. no: 591827	reg. date: 02 1993
expiration date: 09 2012	next action date: 09 2012	reg. status: REGISTERED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	10 PARTIAL: SURGICAL AND MEDICAL APPARATUS
11 PARTIAL: APPARATUS FOR STERILIZING

STERION

country: SWEDEN	orig co: J&J MEDICAL, INC. - USA	regt co: J&J ONE J&J PLAZA - USA
word/design: WORD	language: ROMAN	reg. no: 245110	reg. date: 12 1992
expiration date: 12 2002	next action date: 12 2002	reg. status: REGISTERED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	10 WHOLE
11 WHOLE

STERION

country: SWITZERLAND	orig co: J&J MEDICAL, INC. - USA	regt co: JANSSEN PHARM - BELGIUM
word/design: WORD	language: ROMAN	reg. no: 591827	reg. date: 09 1992
expiration date: 09 2012	next action date: 09 2012	reg. status: REGISTERED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	10 PARTIAL: SURGICAL AND MEDICAL APPARATUS
11 PARTIAL: APPARATUS FOR STERILIZING

STERION

country: TAIWAN	orig co: J&J MEDICAL, INC. - USA	regt co: J&J ONE J&J PLAZA - USA
word/design: WORD	language: ROMAN	reg. no: 612801	reg. date: 09 1993
expiration date: 09 2003	next action date: 09 2003	reg. status: REGISTERED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	74 EXACT: SURGICAL INSTRUMENTS

STERION

country: TRINIDAD	orig co: J&J MEDICAL, INC. - USA	regt co: J&J ONE J&J PLAZA - USA
word/design: WORD	language: ROMAN	reg. no: 21131	reg. date: 10 1992
expiration date: 10 2006	next action date: 10 2006	reg. status: REGISTERED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	11 WHOLE

STERION

country: URUGUAY	orig co: J&J MEDICAL, INC. - USA	regt co: J&J ONE J&J PLAZA - USA
word/design: WORD	language: ROMAN	reg. no: 258818	reg. date: 04 1993
expiration date: 04 2003	next action date: 04 2003	reg. status: REGISTERED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	10 WHOLE
11 WHOLE

STERION

country: VENEZUELA	orig co: J&J MEDICAL, INC. - USA	regt co: J&J ONE J&J PLAZA - USA
word/design: WORD	language: ROMAN	app. no: 26860	app. date: 12 1992
expiration date:	next action date:	reg. status: PENDING-FILED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	11 WHOLE

STERION

country: VENEZUELA	orig co: J&J MEDICAL, INC. - USA	regt co: J&J ONE J&J PLAZA - USA
word/design: WORD	language: ROMAN	app. no: 19413	app. date: 10 1993
expiration date:	next action date:	reg. status: PENDING-FILED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	10 WHOLE

STERION

country: VIETNAM	orig co: J&J MEDICAL, INC. - USA	regt co: JANSSEN PHARM - BELGIUM
word/design: WORD	language: ROMAN	reg. no: 591827	reg. date: 12 1993
expiration date: 09 2012	next action date: 09 2012	reg. status: REGISTERED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	10 PARTIAL: SURGICAL AND MEDICAL APPARATUS
11 PARTIAL: APPARATUS FOR STERILIZING

STERION

country: YUGOSLAVIA	orig co: J&J MEDICAL, INC. - USA	regt co: JANSSEN PHARM - BELGIUM
word/design: WORD	language: ROMAN	reg. no: 591827	reg. date: 09 1992
expiration date: 09 2012	next action date: 09 2012	reg. status: REGISTERED	sector : PROFESSIONAL
goods: SURGICAL AND MEDICAL APPARATUS, APPARATUS FOR STERILIZING SURGICAL AND MEDICAL INSTRUMENTS
class coverage:	10 PARTIAL: SURGICAL AND MEDICAL APPARATUS
11 PARTIAL: APPARATUS FOR STERILIZING

ULTRALLOY

country: UNITED STATES	orig co: J&J MEDICAL, INC. - USA	regt co: J&J ONE J&J PLAZA - USA
word/design: WORD	language: ROMAN	reg. no: 1736358	reg. date: 12 1992
expiration date: 12 2012	next action date: 12 2012	reg. status: REGD: RENEWED	sector : PROFESSIONAL
goods: MEDICAL INSTRUMENT STERILIZATION CONTAINERS AND FILTERS
class coverage:	10 EXACT: MEDICAL INSTRUMENT STERILIZATION CONTAINERS AND FILTERS

ULTRALLOY.COM

country: UNITED STATES	orig co: J&J MEDICAL, INC. - USA	regt co: J&J ONE J&J PLAZA - USA
word/design: WORD	language: ROMAN	reg. no: **	reg. date: 10 1996
expiration date: 10 2001	next action date: 10 2001	reg. status: REGD: RENEWED	sector : PROFESSIONAL
goods: DOMAIN NAME

Patents

Docket #	Inventors	Description	Patent #	Date Issued In U.S.	Other Countries Issued	Other Countries Pending

JJM0047	Nichols, Robert L.; Lindsey, Keith F.; Patterson, William H.	Apparatus and method for holding a medical instrument	US 5346075	9/13/94	Australia and South Africa Korea Singapore	Brazil, Canada, European Patent Office, Finland, Japan, Malaysia

JJM0048	Nichols, Robert L.	Medical instrument sterilization container	US 4617178	10/14/86	Austria, Belgium, Canada, France, Great Britain, Italy, Sweden, Luxembourg, Netherlands, Switzerland EPO

JJM0049	Nichols, Robert L.	Controlled release security band for sterilization container	US 4625885	12/2/86	No foreign filings

JJM0050	Nichols, Robert L.	Filtered port suitable for medical sterilization containers and method or use thereof	US 4704254	11/3/87	No foreign filings

JJM0051	Nichols, Robert L.	Medical sterilization container with instrument tray	US 4716025	12/29/87	No foreign filings

JJM0053	Nichols, Robert L.	Stackable medical instrument sterilizer container	US 4728504	3/1/88	No foreign filings

JJM0054	Nichols, Robert L.	Medical instrument sterilization container with fluid filters	US 4752453	6/21/88	No foreign filings

JJM0055	Nichols, Robert L.	Medical instrument sterilization container	US 4900519	2/13/90	No foreign filings

JJM0056	Nichols, Robert L.; Patterson, William H.	Filter for medical instrument sterilization containers and method for removing moisture and contaminants therefrom	US 5227074	7/13/93	No foreign filings

JJM0057	Nichols, Robert L.; Patterson, William H.; Lindsey, Keith F.	Medical Instrument Sterilization Container with a Contaminant Plug	US 5324489	6/28/94	No foreign filings

JJM0058	Nichols, Robert L.	Medical instrument sterilization container	US 4915918	4/10/90	No foreign filings

JJM0059	Nichols, Robert L.	Medical instrument sterilization container	US 5080874	1/14/92	No foreign filings

JJM0060	Nichols, Robert L.	Medical instrument sterilization container with pressure induced positive drainage	US 5202098	4/13/93	No foreign filings

JJM0061	Patterson, William H.	Method and apparatus for reducing residual levels of ethylene oxide in repeatedly sterilized polymeric devices	US 5011718	4/30/90	No foreign filings

JJM0062	Nichols, Robert L.	Medical instrument sterilization container	US 5183643	2/2/93	No foreign filings

JJM0064	Pepper, Kenneth V.	Instrument sterilization container	Abandoned in U.S.		Australia, Belgium, Canada, Denmark, France, Great Britain, Japan, Spain, Sweden Netherlands and Norway

JJM0074	Pepper, Kenneth V.	Disposable filter holder	US D314616	2/12/91	No foreign filings

JJM0080	Nichols, Robert L.; Patterson, William H.	Filter for medical instrument sterilization containers	US 5474679	12/12/95	No foreign filings

JJM0094	Nichols, Robert L.; Patterson, William H.; Lindsey, Keith F.	Medical instrument sterilization container	US 5474738	12/12/95	No foreign filings

JJM0167	Nichols, Robert L.; Patterson, William H.	Filter for medical instrument sterilization containers	US5736043	4/7/98	No foreign filings

JJM0365	Nichols, Robert L.; Patterson William H.; Lindsay, Keith	Contaminant Plug for Medical Instrument Sterilization Containers	US 5954219	9/21/99	No foreign filings

JJM0495	Nichols, Robert L.; Patterson William H.; Lindsay, Keith	Contaminant Plug for Medical Instrument Sterilization Containers	Pending		No foreign filings

JJM0561	Nichols, Robert L.; Patterson William H.; Lindsay, Keith	Contaminant Plug for Medical Instrument Sterilization Containers	Pending		No foreign filings

JJM0562	Nichols, Robert L.; Patterson William H.; Lindsay, Keith	Contaminant Plug for Medical Instrument Sterilization Containers	Pending		No foreign filings

SCHEDULE 3.14

To Asset Purchase Agreement

COMPLIANCE WITH ENVIRONMENTAL LAWS

SCHEDULE 4.3

To Asset Purchase Agreement

GOVERNMENTAL AUTHORIZATIONS

             Buyer expects to file a Current Report on Form 8-K with the Securities and Exchange Commission (“SEC”) in accordance with Item 2 thereof in connection with its execution of the Agreement.

             Buyer acknowledges and agrees that:

(a)         Buyer is solely responsible for (i) complying with Item 2, and (ii) providing the financial statements required by the SEC in order to so comply.

(b)        In no event will Seller provide the financial statements required by Item 2.

             Notwithstanding the foregoing, Seller will, for a period of six (6) months after the date of the Agreement, reasonably cooperate with Buyer to assist Buyer in preparing the statements of assets and liabilities to be acquired, as of December 31, 2000 and April 1, 2001 and the revenues and expenses related to the assets and liabilities to be acquired for the years ended December 31, 2000 and January 2, 2000 and the quarter ended April 1, 2001, in conformity with generally accepted accounting principles in the United States (the “Financial Statements”). In the event that the hours spent by one or more of Seller’s or its Affiliate’s employees in cooperating with Buyer exceeds an amount equal to 40 hours, then thereafter Buyer will reimburse Seller for its reasonable costs in cooperating with Buyer, including the allocable cost of Seller’s or its Affiliate’s employees’ time at the rate of $100 per hour per employee. Buyer will engage its own accounting firm to audit the Financial Statements; provided, however, that Seller will engage PriceWaterhouseCoopers, LLP (“PWC”) to perform certain audit procedures to assist Buyer’s accounting firm in auditing the Financial Statements; provided further that Buyer will bear one half the cost of such engagement by PWC, but in no event will Buyer pay more than $32,500 with respect to such engagement by PWC.